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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Anadarko Petroleum Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SEC 1913 (11-01)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

P.O. Box 1330
Houston, Texas 77251-1330
March 24, 2005
TO THE STOCKHOLDERS:
      The 2005 Annual Meeting of Stockholders of Anadarko Petroleum Corporation will be held at The Woodlands Waterway Marriott Hotel and Convention Center, 1601 Lake Robbins Drive, The Woodlands, Texas, 77380 on Thursday, May 12, 2005, at 8:00 a.m. (CDT).
      The Notice of the Annual Meeting and Proxy Statement, which are attached, provide information concerning the matters to be considered at the meeting. The meeting will be a business-only meeting. There will be no management presentation.
      We value your opinions and encourage you to participate in this year’s meeting by voting your proxy. You may vote either by Internet or telephone using the instructions on the proxy card or by signing and returning your proxy card in the enclosed envelope. You may also attend and vote at the Annual Meeting.

Very truly yours,

JAMES T. HACKETT
President and Chief Executive Officer

P. O. Box 1330
Houston, Texas 77251-1330
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
       The Annual Meeting of Stockholders of Anadarko Petroleum Corporation will be held at The Woodlands Waterway Marriott Hotel and Convention Center, 1601 Lake Robbins Drive, The Woodlands, Texas, 77380, on Thursday, May 12, 2005, at 8:00 a.m. (CDT) to:

(1) Elect three directors;

(2) Approve the Amended and Restated 1999 Stock Incentive Plan;

(3) Ratify the appointment of KPMG LLP as the Company’s independent auditor for 2005;

(4) If properly presented, consider and vote upon a stockholder proposal regarding corporate political giving; and

(5) Transact such other business as may properly come before the meeting and any adjournments or postponements thereof.
      If you are a record holder of common stock at the close of business on March 14, 2005, the record date, then you are entitled to receive notice of and to vote at the meeting.
      Please take the time to vote by following the Internet or telephone voting instructions on the enclosed proxy card or by completing and mailing the proxy card. A postage-prepaid envelope has been provided for your convenience if you wish to vote by mail. You may also attend and vote at the meeting. You may revoke your proxy at any time before the vote is taken by following the instructions in this proxy statement.
      Regardless of the number of Anadarko common stock shares you hold, as a stockholder your vote is very important and the Board strongly encourages you to exercise your right to vote.

BY ORDER OF THE BOARD OF DIRECTORS

Charlene A. Ripley
Vice President, General Counsel
and Corporate Secretary
Dated: March 24, 2005
The Woodlands, Texas

P. O. Box 1330
Houston, Texas 77251-1330
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
May 12, 2005

GENERAL INFORMATION
      This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Anadarko Petroleum Corporation to be voted at the Annual Meeting of Stockholders of Anadarko Petroleum Corporation on May 12, 2005. In this proxy statement, Anadarko Petroleum Corporation is referred to as the “Company” or “Anadarko.”
      The Board Strongly Encourages You to Exercise Your Right to Vote. Stockholders of record (you own shares in your own name) of Anadarko may vote on the Internet, by telephone, by mail or by attending the meeting as described below. Street name stockholders (you own shares held in the name of a bank, broker or other holder of record), please refer to the proxy card or the information you received from your bank, broker or other holder of your stock to see which voting methods are available to you.
Record Date and Mailing Date
      March 14, 2005, has been fixed as the record date. If you are a record holder of common stock at the close of business on the record date, you are entitled to receive notice of and to vote at the meeting. This proxy statement and the enclosed proxy card are first being mailed to stockholders of record on or about March 24, 2005.
How to Vote

Voting on the Internet
      You may vote on the Internet. The website for Internet voting is www.proxyvote.com. Simply follow the instructions on the proxy card and you can confirm that your vote has been properly recorded. If you vote on the Internet, you can request electronic delivery of future proxy materials. Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (EDT) on May 11, 2005.

Voting by Telephone
      You may vote by proxy by using the toll-free number listed on the proxy card and following the instructions on the proxy card. Easy-to-follow voice prompts allow you to vote your shares and confirm that your vote has been properly recorded. Telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (EDT) on May 11, 2005.

Voting by Mail
      You may vote by proxy by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you vote by mail and the returned proxy card is signed and dated without indicating how you want to vote, then your proxy will be voted as recommended by the Board of Directors. If mailed, your completed and signed proxy card must be received by May 11, 2005.

Voting at the Meeting
      You may attend and vote at the meeting. The Board recommends that you vote on the Internet, by telephone or by mail as it is not practical for most stockholders to attend the meeting. Using one of these methods to vote your proxy card will not limit your right to vote at the meeting if you decide to attend in person. If your shares are held in street name, you must obtain a proxy, executed in your favor, from your bank, broker or other holder of record to be able to vote at the meeting.
Revoking Your Proxy
      If you are a stockholder of record, you may revoke your proxy at any time before the vote is taken by:

•	delivering to the Corporate Secretary of Anadarko a proxy with a later date;

•	voting at a later time on the Internet or by telephone;

•	delivering to the Corporate Secretary of Anadarko a written revocation prior to the meeting; or

•	voting in person at the meeting.
      If you are a street name stockholder and you vote by proxy, you may later revoke your proxy by informing the holder of record in accordance with that entity’s procedures.
Shares Entitled to Vote
      Each share of Anadarko common stock that you held on the record date, March 14, 2005, entitles you to one vote at the meeting. On the record date, there were 236,861,160 shares of common stock outstanding and entitled to vote at the meeting.
Quorum
      A quorum, which is a majority of the Company’s common stock entitled to vote, must be represented at the meeting, either in person or by proxy. The persons whom we appoint to act as inspectors of election will determine whether a quorum exists. Abstentions and broker non-votes will be counted as present for purposes of determining a quorum. Broker non-votes occur when a broker returns a proxy but does not have the authority to vote on a particular proposal.
Vote Required
      Inspectors of election will count votes cast at the meeting. The vote required is as follows for the various matters to be considered at the meeting:

Item 1 — Election of Directors
      Directors are elected by plurality vote. This means that the director nominees who receive the most votes will be elected to fill the available seats on the Board. Neither abstentions nor broker non-votes will have an effect on the votes for or against the election of a director.

Item 2 — Approval of the Amended and Restated 1999 Stock Incentive Plan
      The approval of the Amended and Restated 1999 Stock Incentive Plan requires the affirmative vote of a majority of shares present in person or by proxy. Shares represented by proxy which are marked “abstain” will count toward the number of shares present but will not count as an affirmative vote and, therefore, an abstention will have the effect of a vote against Item 2. Broker non-votes will not be considered present at the meeting with respect to this proposal and so will have no effect on the approval of this proposal.

Item 3 — Ratification of the Appointment of the Independent Auditor
      The ratification of the appointment of the independent auditor will be approved if a majority of the shares present in person or by proxy are cast for ratification. Shares represented by proxy which are marked “abstain” will count toward the number of shares present but will not count as an affirmative vote and, therefore, an abstention will have the effect of a vote against Item 3. Broker non-votes will not be considered present at the meeting with respect to this proposal and so will have no effect on the approval of this proposal.

Item 4 — Stockholder Proposal Regarding Corporate Political Giving
      This stockholder proposal, if properly presented, will be approved if a majority of the shares present in person or by proxy are cast for the proposal. Shares represented by proxy which are marked “abstain” will count toward the number of shares present but will not count as an affirmative vote and, therefore, an abstention will have the effect of a vote against Item 4. Broker non-votes will not be considered present at the meeting with respect to this proposal and so will have no effect on the approval of this proposal.

ANADARKO BOARD OF DIRECTORS

Item 1 —	Election of Directors
      The Board of Directors of Anadarko is divided into three classes of directors for purposes of election. One class of directors is elected at each annual meeting of stockholders to serve for a three-year term. All of the director nominees listed below are current directors of the Company.
      At the 2005 meeting, the terms of three directors are expiring. These directors have been nominated and, if elected at this meeting, will hold office until the expiration of each of their terms in 2008. Those directors not up for election this year will continue in office for the remainder of their terms.
      If a nominee is unavailable for election, then the proxies will be voted for the election of another nominee proposed by the Board or, as an alternative, the Board may reduce the number of directors to be elected at the meeting.
      The Board recommends that you vote “FOR” each of the nominees listed below.

Directors Nominated this Year by the Board of Directors for Terms Expiring in 2008
      John R. Butler, Jr. (66) — Since 1976, Mr. Butler has been Chairman of J. R. Butler and Company, a reservoir engineering company located in Houston, Texas. He was Chairman and Chief Executive Officer of GeoQuest International Holdings, Inc., Senior Chairman of Petroleum Information Corp. and Vice Chairman of Petroleum Information/ Dwights, L.L.C. until 1997. He is currently a member of the Society of Petroleum Evaluation Engineers, and was also Chairman of the Society of Exploration Geophysicists Foundation until December 2001. Mr. Butler was a director of Kelman Technologies Inc., a Toronto Stock Exchange Company, from 2000 until 2004. Mr. Butler has been a director of the Company since 1996.
      Preston M. Geren III (53) — Since 2001, Mr. Geren has been a Senior Executive with the Department of Defense in Washington, D.C. From 1998 until 2001, he was an attorney in Fort Worth, Texas. From January 1997 through August 1998, Mr. Geren was a management consultant for Public Strategies, Inc. He was a U.S. Congressman for the Twelfth Congressional District of Texas from 1989 to 1997. Mr. Geren is also a director of Cullen Frost Bankers, Inc. He was a director of Union Pacific Resources Group, Inc. (“UPRG”) from 1997 until 2000. Mr. Geren has been a director of the Company since 2000.

      John R. Gordon (57) — Mr. Gordon is Senior Managing Director of Deltec Asset Management LLC, an investment firm located in New York, New York. He was President of Deltec Securities Corporation from 1988 until it was converted into Deltec Asset Management LLC. Mr. Gordon has been a director of the Company since 1988.

Continuing Directors with Terms Expiring in 2006
      Conrad P. Albert (59) — Mr. Albert resides in Bedford, New York and has been engaged in private investments since 1991. From 1983 to 1991, Mr. Albert served as Executive Vice President with Manufacturers Hanover Trust Company, a banking corporation, located in New York, New York. He was a director of Deep Tech International from February 1992 until August 1998. Mr. Albert has been a director of the Company since 1986.
      Robert J. Allison, Jr. (66) — Mr. Allison has been Chairman of the Board of the Company since 1986 and a director since 1985. He also served as Chief Executive Officer of the Company from 1986 until January 2002, and from March 2003 until December 2003. Mr. Allison is also a director of Freeport-McMoRan Copper & Gold Inc.
      John W. Poduska, Sr. (67) — Mr. Poduska resides in Boston, Massachusetts. He is a retired business executive. Mr. Poduska was Chairman of Advanced Visual Systems, Inc., a provider of visualization software, from 1992 until 2002. Mr. Poduska is a director of Novell, Inc. and Safeguard Scientific, Inc. He was a director of UPRG from 1995 until 2000. Mr. Poduska has been a director of the Company since 2000.

Continuing Directors with Terms Expiring in 2007
      Larry Barcus (67) — Since 1990, Mr. Barcus has served as Chairman of L.G. Barcus and Sons, Inc., a general contractor, located in Kansas City, Kansas with operations nationwide. He has also served as Chairman of First Community Bancshares and Chairman of First Community Bank since 1995. Mr. Barcus has been a director of the Company since 1986.
      James L. Bryan (69) — Mr. Bryan is a retired business executive. From 1999 until December 2003, Mr. Bryan was Executive Vice President of Newpark Drilling Fluids, Inc., an oilfield services firm headquartered in Houston, Texas. He retired as Senior Vice President of Dresser Industries, Inc. in 1998. He had been a Vice President of Dresser since 1990. Mr. Bryan has been a director of the Company since 1986.
      James T. Hackett (51) — Mr. Hackett was named President and Chief Executive Officer of the Company in December 2003. Prior to joining the Company, Mr. Hackett was the Chief Operating Officer of Devon Energy Corporation from April 2003 to December 2003, following Devon’s merger with Ocean Energy, Inc. Mr. Hackett was President and Chief Executive Officer of Ocean Energy, Inc. from March 1999 to April 2003 and was Chairman of the Board from January 2000 to April 2003. He served as Chief Executive Officer and President of Seagull Energy Corporation from September 1998 until March 1999 and as Chairman of the Board from January 1999 to March 1999 prior to its merger with Ocean Energy. He currently serves as a Director of Fluor Corporation and Temple-Inland, Inc. and serves on the board of the Houston branch of the Federal Reserve Bank of Dallas.
      H. Paulett Eberhart (51) — Ms. Eberhart is a retired business executive residing in Plano, Texas. From 2003 until her retirement in March 2004, Ms. Eberhart was President — Americas of Electronic Data Systems Corporation (EDS), an information technology and business process outsourcing company. From 2002 to 2003, she was Senior Vice President — EDS and President — Solutions Consulting. She was also a member of the Executive Operations Team and Investment Committee of EDS. From 2001 to 2002, Ms. Eberhart served as the Senior Vice President, Information Solutions, U.S. and from 1999 to 2001 as the Senior Vice President, Information Solutions, Southwest Region. Ms. Eberhart was an employee of EDS from 1985 to 2004. Ms. Eberhart is a member of the Financial Executives Institute and American Institute of Certified Public Accountants. Ms. Eberhart also serves on the Board of Directors of

Advanced Micro Devices, Inc. and Solectron Corporation. Ms. Eberhart has been a director of the Company since 2004.
CORPORATE GOVERNANCE
      In 2004, the Board continued to focus on excellence in corporate governance through implementing and refining various processes that the Board and its committees adopted in 2002. The Board has been comprised of a majority of independent directors since the Company became an independent company in 1986. The Audit Committee, the Compensation and Benefits Committee, the Enterprise Resource Planning Committee and the Nominating and Corporate Governance Committee have each been comprised entirely of independent directors since their inception. The written charters for the Audit Committee, the Compensation and Benefits Committee and the Nominating and Corporate Governance Committee can be found on the Company’s website at www.anadarko.com together with the Code of Business Conduct and Ethics, the Code of Ethics for the Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, and the Corporate Governance Guidelines. Any of these documents will be furnished in print to any stockholder who requests it.
Board of Directors
      The Board of Directors has ten members. The Board, on the recommendation of the Nominating and Corporate Governance Committee, has determined that Ms. Eberhart and Messrs. Albert, Barcus, Bryan, Butler, Geren, Gordon and Poduska are independent directors as defined under the Company’s Corporate Governance Guidelines, which reflect the current New York Stock Exchange (NYSE) director independence standards. Mr. Hackett is a management director and Mr. Allison, although a non-management director, is a non-independent director according to NYSE guidelines.
      The Company is required to report whether any director attended fewer than 75 percent of the sum of the total number of Board meetings and the total number of Board committee meetings that a director was eligible to attend in 2004. There were 11 Board meetings in 2004 and 26 Board committee meetings as described below. All of the Company’s directors exceeded the attendance threshold, and nine directors had 100 percent attendance at all Board and Board committee meetings they were eligible to attend. All but one of the directors then serving attended the 2004 Annual Meeting of Stockholders.

Corporate Governance Guidelines
      In January 2005, the Board amended and restated the Corporate Governance Guidelines. The amended and restated Corporate Governance Guidelines are posted on the Company’s website at www.anadarko.com. The Corporate Governance Guidelines were amended to allow for compliance with changes to the definition of director independence adopted by the NYSE.

Code of Business Conduct and Ethics
      In January 2005, the Board amended and restated the Code of Business Conduct and Ethics. The amended and restated Code of Business Conduct and Ethics is posted on the Company’s website at www.anadarko.com. The Code of Business Conduct and Ethics was amended to be consistent with the Company’s current practices and provide better communication of the Company’s policies to the public.

Selection of Directors
      The Company’s amended and restated Corporate Governance Guidelines state that the Nominating and Corporate Governance Committee shall, for positions on the Board of Directors not currently filled: (a) identify the personal characteristics needed in a director nominee so that the Board as a whole will possess the Qualifications of the Board as a Whole as these qualifications are set forth in the Corporate Governance Guidelines as updated by the Board of Directors; (b) compile, through such means as the Committee considers appropriate, a list of potential director nominees thought to possess the Individual

Qualifications identified in the Corporate Governance Guidelines; (c) if the Committee so determines it to be appropriate, engage an outside consultant to assist in the search for nominees and to conduct background investigations on all nominees regardless of how nominated; (d) review the resume of each nominee; (e) conduct interviews with the nominees meeting the desired set of qualifications; (f) following interviews, compile a short list of nominees (which, at the discretion of the Committee, may consist of a single individual) who may meet, at a minimum, with the Chairman of the Board, the Chief Executive Officer and the Chairman of the Nominating and Corporate Governance Committee and/or the Lead Director; and (g) evaluate the nominee(s) in relationship to the culture of the Company and the Board and its needs.

Stockholders Participation in the Selection of Director Nominees
      The Nominating and Corporate Governance Committee did not receive any names of individuals suggested for nomination to the Company’s Board of Directors by its stockholders during the past year. However, the Board will consider individuals identified by stockholders on the same basis as nominees identified from other sources. Stockholders wishing to submit the name of an individual for consideration must submit the recommendation in writing to the Company’s Corporate Secretary by certified or registered mail to the Company’s mailing address including:

•	the name, address and comprehensive biography of the director nominee and an explanation of why the nominee is qualified to serve as a director;

•	the name, address and telephone number of the stockholder or group of stockholders making the recommendation, proof of ownership, number of shares and length of time the shares of the Company’s voting securities have been beneficially owned by the stockholder or group of stockholders, and a representation that the stockholder or group of stockholders is entitled to and will remain entitled to vote at the Company’s next annual meeting; and

•	a letter in writing from the individual being recommended certifying his or her willingness to serve, if elected as a director.
      For more information on stockholder participation in the selection of director nominees, please refer to that section in the Company’s Corporate Governance Guidelines, which are posted on the Company’s website at www.anadarko.com.

Directors’ Continuing Education
      In November 2004, the Board of Directors adopted a Director Education Policy which encourages all members of the Board of Directors to attend director education programs appropriate to their individual backgrounds to stay abreast of developments in corporate governance and “best practices” relevant to their contribution to the Board of Directors as well as their responsibilities in their specific committee assignments. The Director Education Policy provides that the Company will reimburse the Board of Directors for all costs associated with attending any director education program.

Lead Director at the Non-Management Directors’ Executive Sessions
      The Board of Directors has elected Mr. Gordon its Lead Director. As Lead Director, Mr. Gordon presides at executive sessions of the non-management directors that are held immediately after each regularly scheduled quarterly meeting of the Board of Directors and at any other board meetings as requested by the directors.

Communication with the Directors of the Company
      The Board of Directors welcomes questions or comments about the Company and its operations. Interested parties may contact the Board of Directors by following the directions on our website at www.anadarko.com under the “Responsibility”, “Corporate Governance” and “Accounting/ Auditing Complaints & Director Communication” links. Any questions or comments will be kept confidential, if requested. Those procedures may change from time to time, and you are encouraged to visit our website for the most current means of contacting our directors.

Transactions with Entities Connected to Independent Directors
      During 2004, the Company made purchases from Novell, Inc. of less than $300,000. Mr. Poduska is a director of Novell, Inc., and the Board determined the purchases were not material.

Compensation and Benefits Committee Interlocks and Insider Participation
      The Compensation and Benefits Committee is made up of four independent, non-employee directors, Messrs. Bryan, Geren, Gordon and Poduska. No interlocking relationship exists between the members of our Compensation and Benefits Committee and the board of directors or compensation committee of any other company.

Director Compensation
      In May 2004, the Compensation and Benefits Committee revised the annual grants of deferred stock and stock options to each non-management director. Under the revised equity program, each non-management director is automatically issued 250 shares of deferred stock (1,000 shares annually) on the first business day of each calendar quarter. The deferred stock will be distributed to the director when they resign or retire from the Board. Directors receive dividends on, and are entitled to vote, the deferred stock. In addition, upon approval by the Compensation and Benefits Committee, each non-management director is awarded an annual option grant of 3,750 shares of common stock. The option price is the fair market value on the date of the grant.
      In addition to the deferred stock and stock options, the non-management directors receive the following compensation, which he or she may elect to receive in cash, common stock or a combination of both:

(1) an annual retainer of $50,000;

(2) an annual committee membership retainer of $3,000 for each committee on which the director serves (except for members of the Enterprise Resource Planning Committee);

(3) a retainer of $15,000 for serving as the chairman of the Compensation and Benefits Committee or the Nominating and Corporate Governance Committee, a retainer of $25,000 for serving as Audit Committee chairman, a retainer of $15,000 for serving as Lead Director, and a retainer of $75,000 for serving as non-executive Chairman of the Board;

(4) a fee of $2,000 for each Board meeting attended, plus expenses related to attendance; and

(5) a fee of $2,000 for each committee meeting attended, plus expenses related to attendance. Mr. Allison, as the non-executive Chairman of the Board, will not receive any compensation for attending committee meetings.

Stock Plan for Non-Management Directors
      Under the 1998 Director Stock Plan, the directors may grant stock-based awards to non-management directors.
      On February 5, 2004, April 1, 2004, July 1, 2004 and October 1, 2004, the Board made deferred stock grants of 150, 150, 250 and 250 shares, respectively, to each of Messrs. Albert, Allison, Barcus, Bryan, Butler, Geren, Gordon, and Poduska. On October 1, 2004, the Board made a deferred stock grant to Ms. Eberhart of 250 shares. The deferred stock will be distributed in shares when the director ceases to serve as a director of the Company. Directors receive dividends on and are entitled to vote the deferred stock.

      On November 16, 2004, the directors granted each non-management director an option to purchase 3,750 shares of common stock. The option price is the fair market value on the date of grant. The options will vest 100% one year from the date of grant and options will expire ten years from the date of the grant. Additionally, as a result of her election as a director of the Board, the directors granted Ms. Eberhart an option to purchase 10,000 shares of common stock on August 9, 2004. The option price is the fair market value on the date of grant. The options vested 100% on the date of grant and will expire ten years from the date of grant.
Committees of the Board
      The Board of Directors has five committees: the Audit Committee; the Compensation and Benefits Committee; the Nominating and Corporate Governance Committee; the Executive Committee; and the Enterprise Resource Planning Committee. The Audit Committee, the Compensation and Benefits Committee, the Nominating and Corporate Governance Committee and the Enterprise Resource Planning Committee are independent committees, which means that all of the members of these committees have been determined by the Board to be independent in accordance with the Company’s Corporate Governance Guidelines. The Executive Committee is not an independent committee as it has both non-management and management directors as members. Each of the then existing independent committees of the Board and the entire Board evaluated their performance in 2004. The performance evaluations were supervised by the Nominating and Corporate Governance Committee and discussed by the applicable committee and the Board.
      The table below shows the current membership of each committee of the Board and the number of meetings each committee held in 2004:

					Nominating				Enterprise
			Compensation		& Corporate				Resource
Director	Audit		& Benefits		Governance		Executive		Planning

Mr. Albert	X				X
Mr. Allison							X	*
Mr. Barcus	X				X
Mr. Bryan			X		X	*	X
Mr. Butler	X	*			X		X		X
Ms. Eberhart	X				X				X	*
Mr. Geren			X		X
Mr. Gordon			X		X
Mr. Hackett							X
Mr. Poduska			X	*	X				X
2004 Meetings	10		10		4		2		0	(1)

*	Chairperson

(1)	Formed in January 2005.

Audit Committee
      The Board re-elected Messrs. Albert, Barcus and Butler as members of the Audit Committee in May 2004. The Committee re-elected Mr. Butler as chairman of the Audit Committee in May 2004. The Board elected Ms. Eberhart to the Committee in August 2004. During 2004, the Audit Committee held ten meetings.
      The purpose of the Audit Committee is to assist the Board in monitoring:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent auditor’s qualifications and independence;

•	the performance of the Company’s internal and independent auditors; and

•	the business practices and ethical standards of the Company.
      The Audit Committee Charter (as adopted by the Board of Directors and amended from time to time) has been posted on the Company’s website at www.anadarko.com.
      The Audit Committee is also directly responsible for:

•	the appointment, approval of compensation, retention and oversight of the work of the Company’s independent auditor, KPMG LLP;

•	the preparation of the Audit Committee report, which is on page 13; and

•	the appointment, compensation, retention and oversight of the work of the Company’s independent reserve engineering consultants.
      All of the members of the Audit Committee meet the independence requirements of the NYSE, the Sarbanes-Oxley Act, the Securities Exchange Act and the rules of the Securities and Exchange Commission (the “SEC”) adopted thereunder, and the Company’s Corporate Governance Guidelines.
      In January 2005, the Board of Directors determined that Ms. Eberhart is an Audit Committee financial expert as defined by the SEC.

Compensation and Benefits Committee
      The Board re-elected Messrs. Bryan, Geren, Gordon and Poduska as members of the Compensation and Benefits Committee in May 2004. Mr. Poduska was re-elected as chairman of the Compensation and Benefits Committee by the Board in May 2004. During 2004, the Compensation and Benefits Committee met ten times.
      The Compensation and Benefits Committee has overall responsibility for approving and evaluating the director and executive officer compensation plans, policies and programs of the Company. The Compensation and Benefits Committee is also responsible for producing the annual report on executive compensation, which is on page 14. The Compensation and Benefits Committee Charter is posted on the Company’s website at www.anadarko.com.

Nominating and Corporate Governance Committee
      Messrs. Albert, Barcus, Bryan, Butler, Geren, Gordon and Poduska served as members of the Nominating and Corporate Governance Committee throughout 2004. Mr. Bryan served as chairman of the Nominating and Corporate Governance Committee. In August 2004, the Board elected Ms. Eberhart as a member of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee held four meetings in 2004.
      The Nominating and Corporate Governance Committee has overall responsibility for:

•	recommending nominees for director to the full Board;

•	reviewing the qualifications of existing Board members before they are nominated for re-election to the Board;

•	recommending members of the Board for committee membership;

•	proposing Corporate Governance Guidelines for the Company and reviewing them annually;

•	oversight of the Company’s compliance structure and programs;

•	developing an evaluation process for the Board;

•	overseeing the emergency and expected CEO succession plans; and

•	reviewing and investigating any reports to the Company’s anonymous reporting hotline regarding non-financial matters.
      The Nominating and Corporate Governance Committee Charter is posted on the Company’s website at www.anadarko.com.

Executive Committee
      The Board re-elected Messrs. Allison, Bryan, Butler and Hackett as members of the Executive Committee in May 2004. This Committee is not an independent committee. Mr. Allison, a retired Company executive, and Mr. Hackett, the Company’s President and CEO, are members of this Committee. Mr. Allison is the chairman of the Executive Committee. In accordance with the Company’s bylaws, the Executive Committee acts with the power and authority of the Board in the management of the business and affairs of the Company while the Board is not in session. The Executive Committee has generally held meetings to approve specific terms of financing or other transactions that have previously been approved by the Board. During 2004, the Executive Committee met twice.

Enterprise Resource Planning Committee
      The Board created the Enterprise Resource Planning Committee in January 2005 for the special purpose of providing input and advice to the Company during its implementation of the Enterprise Resource Planning Project. The Board elected Messrs. Butler and Poduska and Ms. Eberhart as members of the Enterprise Resource Planning Committee with Ms. Eberhart serving as the chairman. Enterprise Resource Planning integrates back-office systems across the Company by implementing a modern, integrated software system that automates the tasks necessary to perform various business functions. The Enterprise Resource Planning Committee was created with an initial term of one year with the Board to consider the renewal and extension of the Enterprise Resource Planning Committee at the end of the initial term. The members of the Enterprise Resource Planning Committee receive only the standard meeting attendance fee and will not receive a committee membership retainer or a retainer for serving as chairman of the committee.
STOCK OWNERSHIP
      As of March 14, 2005, there were 236,861,160 shares of Anadarko common stock outstanding and entitled to vote at the meeting. Each of these shares is entitled to one vote. The information provided below summarizes the beneficial ownership of officers and directors of the Company and owners of more than 5% of outstanding common stock. “Beneficial ownership” generally includes those shares of common stock someone has the power to vote, sell or acquire within 60 days. It includes common stock that is held directly and also shares held indirectly through a relationship, a position as a trustee or under a contract or understanding.

Directors and Executive Officers
      On February 28, 2005, the directors and executive officers of the Company beneficially owned, in the aggregate, 3,584,859 shares of Anadarko common stock (approximately 1.5% of the outstanding shares entitled to vote at that time).

	Amount and Nature of Beneficial Ownership

		Shares
	Number of Shares	Acquirable	Total
	Beneficially	Within	Beneficial	Percent
Name of Beneficial Owner	Owned(1)	60 Days	Ownership	of Class

James T. Hackett	192,426	0	192,426	*
Robert P. Daniels	31,212	35,500	66,712	*
James R. Larson	68,071	130,000	198,071	*
Mark L. Pease	60,437	128,000	188,437	*
Robert K. Reeves	16,486	0	16,486	*
Conrad P. Albert(2)	37,364	52,450	89,814	*
Robert J. Allison, Jr.	325,381	1,400,000	1,725,381	*
Larry Barcus	46,604	37,500	84,104	*
James L. Bryan	25,378	47,500	72,878	*
John R. Butler, Jr.	28,397	37,500	65,897	*
H. Paulett Eberhart	500	10,000	10,500	*
Preston M. Geren III	9,704	17,500	27,204	*
John R. Gordon	68,647	57,500	126,147	*
John W. Poduska, Sr.	16,031	51,262	67,293	*
All directors and executive officers as a group, (23 persons)	1,177,464	2,407,395	3,584,859	1.5%

*	Less than one percent.

(1)	This number does not include shares of common stock which the directors or officers of the Company have the right to acquire within 60 days of February 28, 2005.

(2)	Mr. Albert disclaims beneficial ownership of 11,573 shares held by his wife and children.

Owners of More than Five Percent of Anadarko Stock
      The following table shows the beneficial owners of more than five percent of the Company’s common stock as of December 31, 2004.

		Amount and Nature
		of Beneficial
Title of Class	Name and Address of Beneficial Owner	Ownership		Percent of Class

Common Stock	Citigroup Inc.	27,733,991	(1)	11.72%
	399 Park Avenue New York, NY 10043
Common Stock	Barclays Global Investors, NA.	19,554,644	(2)	8.26%
	45 Fremont Street, 17th Floor San Francisco, CA 94105
Common Stock	Sonatrach S.P.A.	12,113,678	(3)	5.13%
	Djenane El Malik 16035 Hydra, Algiers (Algeria)

(1)	In its Schedule 13G filed February 9, 2005 with the SEC with respect to its securities as of December 31, 2004, Citigroup Inc. states that it has sole voting power as to no shares, shared voting power as to 27,733,991 shares, sole dispositive power as to no shares and shared dispositive power as to 27,733,991 shares.

(2)	In its Schedule 13G filed February 14, 2005 with the SEC with respect to its securities as of December 31, 2004, Barclays Global Investors, NA. states that it has sole voting power as to 17,359,032 shares, shared voting power as to no shares, sole dispositive power as to 19,554,644 shares and shared dispositive power as to no shares.

(3)	Based on information provided by Mellon Investor Services LLC, the Company’s transfer agent.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC and any exchange or other system on which such securities are traded or quoted, initial reports of ownership and reports of changes in ownership of the Company’s common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by the SEC’s regulations to furnish the Company and any exchange or other system on which such securities are traded or quoted with copies of all Section 16(a) forms they filed with the SEC.
      To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all reporting obligations of the Company’s officers, directors and greater than ten percent stockholders under Section 16(a) were satisfied during the year ended December 31, 2004.

AUDIT COMMITTEE REPORT
      The following report of the Audit Committee of the Company shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall this report be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
      The Audit Committee of the Board is responsible for independent, objective oversight of the Company’s external financial reporting and internal controls over financial reporting. The Audit Committee is composed of four directors, each of whom is independent as defined by the NYSE listing standards. The Audit Committee operates under a written charter approved by the Board of Directors.
      Management is responsible for establishing and maintaining internal controls over financial reporting and for assessing the effectiveness of those controls. The independent auditor is responsible for performing independent audits of the Company’s consolidated financial statements and internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
      KPMG LLP, an independent registered public accounting firm, served as the Company’s independent auditor during 2004 and was appointed by the Audit Committee to serve in that capacity for 2005. KPMG LLP has served as the Company’s independent auditor since its initial public offering in 1986.
      In connection with these responsibilities, the Audit Committee met with management and the independent auditor to review and discuss the December 31, 2004 financial statements and matters related to Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee also discussed with the independent auditor the matters required by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).
      The Audit Committee also received written disclosures from the independent auditor required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee discussed with the independent auditor that firm’s independence.
      Based upon the Audit Committee’s (i) review and discussions with management and the independent auditor and (ii) review of the representations of management and the independent auditor, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC.

THE AUDIT COMMITTEE
John R. Butler, Jr., Chairman
Conrad P. Albert
Larry Barcus
H. Paulett Eberhart

EXECUTIVE COMPENSATION
Compensation and Benefits Committee Report
on 2004 Executive Compensation
      The Compensation and Benefits Committee (“Compensation Committee”), listed on page 9, is responsible for establishing and administering the executive compensation programs of the Company. This report describes the compensation decisions made by the Compensation Committee during 2004 with respect to Anadarko’s executive officers.
Compensation Philosophy of the Company
      Following the Board’s election of Mr. Hackett as President and Chief Executive Officer of the Company in December 2003, Mr. Hackett implemented a comprehensive review to assess the state of the Company. As a result of this review, Mr. Hackett created a Management Committee, consisting of select executive officers, to formulate a defined strategic direction for the Company and to play a key role in critical decision making in order to facilitate the execution of the new strategy. A set of corporate values was developed and communicated to employees worldwide to clearly define the expected behaviors of all employees which are critical to successfully executing the new strategy. With the approval of the Board, Mr. Hackett recommended changes to the Company’s organizational and management structure to more effectively align the organization with the new strategic objectives. Included in those changes were modifications to the Company’s compensation programs, approved by the Compensation Committee, to place additional emphasis on a performance culture as measured by Company and individual performance and align the actions of executive officers and employees to the new strategic direction.
      The Company’s compensation program for executive officers, which consists of base salary, performance-based annual bonus and long-term incentive awards, is designed to promote the strategic objectives that are critical to the long-term success of the Company. Collectively, these components are designed to deliver total compensation targeted at the 75th percentile of a peer group of oil and gas companies, which the Company considers essential to attract, retain and reward key personnel. The compensation program also provides executives the opportunity to earn total compensation levels within the top quartile of the peer group, to the extent that Company and executive performance on a combined and individual basis so warrants. The peer group consists of energy companies similar in business operations and comparable in size to Anadarko. Most of these energy companies are also included in the Dow Jones U.S. Exploration & Production index used for stock price performance comparison on the Performance Graph. The Dow Jones U.S. Exploration & Production index is comprised of specific energy companies representing most facets of the industry including independent oil and gas companies as well as those having integrated operations. Not all companies included in the index are considered exactly comparable to Anadarko with respect to analyzing executive compensation and benefit levels. This index does, however, provide a meaningful comparison of total stockholder return against a consistent representation of oil and gas companies with whom Anadarko competes for investment dollars.
      The Compensation Committee utilizes an independent compensation consultant to review executive compensation and benefit programs as well as total compensation levels provided to the CEO and executive officers. To support the Company’s strategic changes in 2004, several aspects of the short-term and long-term incentive components of the compensation program were modified. The performance measures of the short-term bonus program were changed to more effectively align and recognize the contributions of executive officers and employees to the Company’s performance against the specific annual financial, operational and strategic goals. In addition, a long-term performance award plan for a select group of senior level management employees was added to the long-term incentive program to focus those executives on executing the Company’s longer-term strategic goals. The Company believes that the changes to these programs support the Company’s new business strategy and better align the interests of executive officers with those of the Company’s stockholders.

Base Salary
      The Compensation Committee uses a number of factors in establishing base salaries for the CEO and executive officers. Individual base salaries are determined based on a subjective evaluation considering peer-company market data, the executive’s individual performance, job responsibilities and the length of time the executive has been in the position. Base salaries are targeted between the 50th and 75th percentiles of the peer group. Base compensation is reviewed annually by the Company’s independent compensation consultant and the Compensation Committee and adjustments, if any, reflect each executive officer’s contribution to the performance of the Company as well as changes in market conditions or job responsibilities. In 2004, the Compensation Committee approved base salary increases for the Company’s officers including certain executives named in the Summary Compensation Table. Throughout 2004, the CEO’s base salary remained at the same level that was established upon his election as the CEO in 2003.
Annual Incentive Bonus
      The Annual Incentive Plan puts a significant portion of total compensation at risk by linking potential annual compensation to the Company’s achievement of specific performance goals during the year. These goals are established by the Compensation Committee at the beginning of each calendar year and for 2004 included:

1) Operational goals consisting of finding and development costs, reserve replacement and production growth, all of which are measured against internal objectives established by the Company;

2) Financial discipline goals consisting of net operating lease expenses per barrel of oil equivalent (“BOE”) produced and pre-capitalized administrative and general expenses per BOE produced, both of which are measured against internal objectives; and

3) Safety goals which measure the Company’s total recordable incident rate (an industry safety performance standard) against an internal objective.
      Each performance goal and its specific criteria are weighted based upon the relative importance of the goal as determined by the Compensation Committee.
      Under the Annual Incentive Plan, a bonus target is established for each executive officer based upon a review of the competitive data for that position, level of responsibility and the position’s ability to impact the Company’s success. These individual targets range up to 120% of base salary. Actual bonus awards are based on the Company’s achievement of the performance goals and the executive’s individual performance. Individuals may receive up to 200% of their individual bonus target if the Company significantly exceeds the specified goals and, conversely, no bonus is paid if the Company does not achieve a minimum threshold level of performance.
      Based on the Company’s overall achievement of above target level performance during 2004, as measured against the specified operational, financial and safety performance goals, the Compensation Committee awarded the executive officers a bonus payout under the Annual Incentive Plan. In addition, the Compensation Committee approved a special bonus to each of the executive officers. This special bonus is separate from the Annual Incentive Plan bonus and recognizes the unique demands placed on these individuals in 2004 and their significant contributions to the effective development of a refocused strategy, including an overwhelmingly successful asset divestiture program that was introduced and substantially completed during 2004, the successful execution of a debt reduction and stock buy-back program and their instrumental influence in leading cultural changes throughout the organization. The individual bonus amounts for the current named executive officers are reflected in the Summary Compensation Table.
Long-Term Incentive Program
      The Company makes equity-based awards under the 1999 Stock Incentive Plan to align the interests of executive officers with those of stockholders by emphasizing the long-term growth of the Company. The

Compensation Committee annually reviews competitive market data to determine appropriate stock awards based on the executive’s position and the market value of the stock. In addition, the Compensation Committee considers target compensation and previous stock grants when determining the grant sizes for executive officers. The equity grants consist of a combination of stock options, restricted stock and, where considered appropriate, performance plan awards.
      In 2004, the Compensation Committee granted performance plan awards to a select group of senior level management employees, which includes the current named executive officers listed on the Summary Compensation Table. These awards may be earned if specific goals, focused on long-term strategic objectives of the Company, are achieved. Each award under the performance plan will be denominated in shares of stock of the Company and will have a three-year performance period. The ultimate payout of these awards, if any, will be in cash or shares of stock and is dependent on equally weighted measures consisting of Anadarko’s reserve replacement efficiency, measured against an internal objective, and relative total stockholder return measured against a designated peer group of companies. Of the total mix of long-term incentive equity-based awards, the performance award plan comprises approximately 50% of the overall value while stock options and restricted stock deliver approximately 15% and 35%, respectively, of the overall value. The Compensation Committee believes the overall structure of the equity-based awards under the long-term incentive program provides a combination of vehicles, and relative weightings, that are performance-based in absolute and relative terms, while also retaining an element of retention. In addition, the use of performance plan and restricted stock awards enables the Company to better manage its stock dilution. The stock option and restricted stock awards are subject to a pro-rata three-year vesting schedule and the stock options have a seven-year term.
      Following a review of the executive officers’ overall compensation program in 2004, the Compensation Committee made stock option and restricted stock awards and, where appropriate, performance plan awards, to the executive officers including the named executive officers as reflected in the Summary Compensation Table.
      Since 1993, Anadarko has maintained stock ownership guidelines for executive officers which currently range from two times base salary for Vice Presidents up to five times base salary for the Chief Executive Officer. Anadarko believes the program has accomplished the desired objective of requiring our executives to acquire and maintain, for the duration of their careers, a significant position in Anadarko stock.
CEO Compensation
      On December 3, 2003, Mr. Hackett was elected President and Chief Executive Officer of the Company. Throughout 2004, Mr. Hackett’s base salary remained at $1,100,000 as described in his employment agreement on page 25. Mr. Hackett’s target bonus opportunity has been set at 120% of base salary with a maximum bonus opportunity of 240% of base salary. For 2004, the Compensation Committee awarded Mr. Hackett a cash bonus under the Annual Incentive Plan equal to $1,650,000, or 150% of his base salary. Mr. Hackett requested that a portion of his Annual Incentive Plan award be paid in shares of Anadarko stock and the Compensation Committee concurred. Of the total, $1,155,000 was paid in cash and $495,000 was paid in 7,535 shares of Anadarko stock. The Compensation Committee believes this incentive plan payment appropriately reflects the Company’s outstanding performance during 2004, as a result of the Company’s above-target performance against the specified performance goals under the Annual Incentive Plan and the shares of stock further align Mr. Hackett’s interests with those of the stockholders.
      Each year the Compensation Committee evaluates the performance of the CEO. In 2004, the Compensation Committee adopted a revised formal CEO evaluation process that will be used annually to assess the CEO’s performance and recommend any changes to the CEO’s compensation program. Based on the Compensation Committee’s evaluation and assessment of Mr. Hackett’s individual performance and significant contributions to the strategic direction of the Company, the Compensation Committee provided a special cash bonus to Mr. Hackett of $165,000. This special bonus is separate from the Annual Incentive

Plan bonus and recognizes Mr. Hackett’s leadership abilities demonstrated through his effective development of a refocused strategy for the Company, including the asset divestiture, debt reduction, and stock buy-back programs as well as his instrumental impact on the Company’s cultural changes. The Compensation Committee has not made any equity-based awards to Mr. Hackett since his employment with the Company.
Summary
      The Compensation Committee believes the design of the Company’s total executive compensation program provides executives the incentive to maximize long-term operational performance using sound financial controls and high standards of integrity. It is the Compensation Committee’s belief that this focus will continue to be reflected in Anadarko’s operational, financial and stock price performance. The Compensation Committee also believes that total compensation for each executive should be commensurate with the achievement of specific short-term and long-term operational, financial and strategic objectives.
      In designing the Company’s compensation programs, the Compensation Committee’s primary consideration is Anadarko’s achievement of strategic business goals that serve to enhance stockholder value. Consideration is also given to competitive compensation practices, market economics and other factors. Section 162(m) of the Internal Revenue Code, as amended (the “Code”), limits a company’s ability to deduct compensation paid in excess of $1 million during any fiscal year to the Chief Executive Officer and the next four highest paid officers, unless the compensation meets stockholder approved performance-based requirements. Awards under the Annual Incentive Plan and the 1999 Stock Incentive Plan satisfy the performance-based requirements under section 162(m). The Compensation Committee is committed to making awards that qualify as deductible compensation under section 162(m) of the Code whenever possible. However, where granting awards is consistent with the strategic goals of the Company, the Compensation Committee reserves the right to make awards that are non-deductible when it believes it is in the best interest of the Company.

THE COMPENSATION AND BENEFITS
COMMITTEE

John W. Poduska, Sr., Chairman
James L. Bryan
Preston M. Geren III
John R. Gordon

SUMMARY COMPENSATION TABLE

								Long-Term Compensation

			Annual Compensation					Awards		Payouts

						Other			Securities
						Annual			Underlying		All Other
						Compen-		Restricted	Options/	LTIP	Compen-
			Salary	Bonus		sation		Stock(1)	SARs(2)	Payouts	sation
Name	Principal Position	Year	($)	($)		($)		($)	(#)	($)	($)

James T. Hackett(3)	President and Chief Executive Officer	2004	1,100,000	1,815,000	(5)	217,660	(7)	0	0	0	6,766,000	(9)
	President and Chief Executive Officer	2003	83,696	0		0		9,324,000	250,000	0	0
James R. Larson	Senior Vice President, Finance and CFO	2004	454,167	516,250	(6)	3,556	(7)	405,589	8,600	0	45,250	(9)
	Senior Vice President, Finance and CFO	2003	375,000	300,000		3,441		342,800	20,000	0	47,650
	Senior Vice President, Finance	2002	330,833	418,000		3,875		0	0	0	32,516
Robert P. Daniels	Senior Vice President, Exploration and Production	2004	366,667	461,750	(6)	8,515	(7)	488,514	9,300	0	59,827	(9)
	Vice President, Canada	2003	255,833	171,000		106,494	(8)	257,100	16,000	0	44,563
	Vice President, Canada	2002	241,667	225,000		207,796	(8)	0	0	0	40,102
Mark L. Pease	Senior Vice President, Exploration and Production	2004	400,000	461,750	(6)	3,556	(7)	488,514	9,300	0	37,140	(9)
	Vice President, U.S. Onshore and Offshore	2003	344,167	219,000		3,441		257,100	16,000	0	64,794
	Vice President, U.S. Onshore and Offshore	2002	326,667	306,000		3,207		0	0	0	39,299
Robert K. Reeves(4)	Senior Vice President, Corporate Affairs & Law and Chief Governance Officer	2004	311,594	435,000	(6)	0		920,291	93,300	0	18,696	(9)

(1)	The restricted stock awarded to Mr. Larson in 2004 vests 33 1/3% per year each November 16 beginning in 2005. Messrs. Daniels and Pease each received a restricted stock award in 2004 of which 75% vested immediately and the remaining 25% vests on February 4, 2007. Messrs. Daniels and Pease each received a restricted stock award in 2004 which vests 33 1/3% per year each November 16 beginning in 2005. As part of the compensation package provided to Mr. Reeves upon his employment, Mr. Reeves was awarded restricted stock in 2004 which vests 33 1/3% per year each March 22 beginning in 2005. Mr. Reeves was also awarded restricted stock in 2004 which vests 33 1/3% per year each November 16 beginning in 2005. The restricted stock awarded to Mr. Daniels in 2003 vests 100% on October 30, 2006. Dividends will be paid on unvested shares. As of December 31, 2004, Mr. Hackett held 150,000 restricted shares valued at $9,721,500, Mr. Larson held 15,100 restricted shares valued at $978,631, Mr. Daniels held 12,850 restricted shares valued at $832,809, Mr. Pease held 12,850 restricted shares valued at $832,809 and Mr. Reeves held 15,900 restricted shares valued at $1,030,479.

(2)	No stock appreciation rights are outstanding.

(3)	Upon his employment in December 2003, Mr. Hackett was named President and Chief Executive Officer.

(4)	Upon his employment in March 2004, Mr. Reeves was named Senior Vice President, Corporate Affairs and Law. Mr. Reeves was also appointed as Chief Governance Officer in August 2004.

(5)	Based on the Company’s performance against specified goals for 2004, Mr. Hackett was awarded a bonus of $1,650,000 under the Annual Incentive Plan of which $1,155,000 was paid in cash and $495,000 was paid in stock compensation under the Company’s 1999 Stock Incentive Plan. In recognition of the implementation of the Company’s new strategy in 2004 and the divestiture program, that resulted in the successful execution of a debt reduction and stock buy-back program, and his instrumental influence in leading cultural changes throughout the organization, the Compensation and Benefits Committee awarded Mr. Hackett a special bonus of $165,000 which was paid in cash.

(6)	Based on the Company’s performance against specified goals for 2004, Messrs. Larson, Daniels, Pease and Reeves were awarded a bonus of $445,000, $398,000, $398,000 and $375,000, respectively, under the Annual Incentive Plan. In recognition of the implementation of the Company’s new strategy in 2004 and the divestiture program, that resulted in the successful execution of a debt reduction and stock buy-back program, and their instrumental influence in leading cultural changes throughout the organization, the Compensation and Benefits Committee awarded Messrs. Larson, Daniels, Pease and Reeves a special cash bonus of $71,250, $63,750, $63,750 and $60,000, respectively.

(7)	For Messrs. Larson and Pease, Other Annual Compensation consists of amounts reimbursed during 2004 for the payment of taxes related to imputed income from financial services; none of these individuals had total perquisites exceeding $50,000 or 10% of annual compensation in 2004. Mr. Hackett’s amount consists of perquisites, of which $212,058 represents personal use of the Company’s aircraft. The amount reported for Mr. Daniels in 2004 consists of incremental foreign assignment related tax reimbursements in the amount of $5,532 and reimbursement for the payment of taxes related to imputed income from financial services in the amount of $2,983; Messrs. Daniels and Reeves did not have total perquisites exceeding $50,000 or 10% of annual compensation in 2004.

(8)	The amounts reported for Mr. Daniels in prior years consist primarily of incremental reimbursements for foreign taxes, foreign policy and relocation expenditures resulting from his previous foreign assignment. The 2003 and 2002 amounts for Mr. Daniels include $103,626 and $201,984, respectively, of foreign assignment related reimbursements.

(9)	For Messrs. Hackett, Larson, Daniels, Pease and Reeves, All Other Compensation includes Company contributions to the Anadarko Employee Savings Plan and the Anadarko Savings Restoration Plan (collectively, the “Savings Plans”) of $66,000, $45,250, $32,260, $37,140 and $18,696, respectively. In addition, as described in his employment agreement on page 25, Mr. Hackett’s amount includes $6,700,000 consisting of a $1 million signing bonus and a $5.7 million payment in recognition of Mr. Hackett’s loss of his right to receive certain compensation from his previous employer as a result of his termination of that employment prior to May 1, 2004. Mr. Daniel’s amount also includes $3,250 of foreign service premiums and $24,317 of reimbursements related to his relocation from Canada to the United States.

      The following table sets forth information concerning individual grants of stock options made during 2004 to each of the named executive officers:
OPTION/ SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants

	Number of	% of Total
	Securities	Options/SARs	Exercise
	Underlying	Granted to	or Base
	Options/SARs	Employees in	Price(2)	Expiration	Grant Date
Name	Granted (#)(1)	Fiscal Year	($/SH)	Date	Present Value ($)(3)

James T. Hackett	0	0.00%	n/a	n/a	$0
James R. Larson(4)	8,600	1.86%	$66.73	11/16/11	$190,714
Robert P. Daniels(4)	9,300	2.01%	$66.73	11/16/11	$206,238
Mark L. Pease(4)	9,300	2.01%	$66.73	11/16/11	$206,238
Robert K. Reeves(4)(5)	85,000	18.36%	$53.20	3/22/11	$1,617,202
	8,300	1.79%	$66.73	11/16/11	$184,062

(1)	No SARs were granted in 2004.

(2)	The exercise price equals the fair market value of the common stock on the date of grant.

(3)	The Company uses the Black-Scholes option pricing model to estimate the fair value of stock options granted. The fair value of each option grant was estimated on the date of grant using the following assumptions: (a) for options with an expiration date of November 16, 2011 an expected option life of 5.2 years, a risk-free interest rate of 3.6%, a dividend yield of 0.7% and expected volatility of 32.8%; and (b) for options with an expiration date of March 22, 2011, an expected option life of 5.4 years, a risk-free interest rate of 2.7%, a dividend yield of 0.6% and expected volatility of 36.8%. The estimated fair value was not adjusted for non-transferability during the vesting period or for risk of forfeiture.

(4)	Stock options granted on November 16, 2004, were granted under the Company’s 1999 Stock Incentive Plan. Thirty-three and one-third percent (33 1/3%) of the options become exercisable each year on the anniversary date of the date of grant beginning on November 16, 2005. In the event of a change of control, any outstanding options will automatically vest. The Board may also take any one or more of the following actions: (i) provide for the purchase of any outstanding awards by the Company; (ii) make adjustments to any outstanding awards; or (iii) allow for the substitution of any outstanding awards by the acquiring company’s stock.

(5)	Stock options granted on March 22, 2004 were granted under the Company’s 1999 Stock Incentive Plan. Fifty percent (50%) of the options become exercisable on March 22, 2006, the second anniversary of the date of grant, with the other 50% to become exercisable on March 22, 2008.

AGGREGATED OPTION/ SAR EXERCISES IN LAST FISCAL YEAR
AND FY-END OPTION/ SAR VALUES

			Number of Securities
	Shares		Underlying Unexercised	Value of Unexercised
	Acquired		Options/SARs at Fiscal	In-the-Money Options/SARs
	on Exercise	Value	Year-End (#)	at Fiscal Year-End ($)
	(#)	Realized ($)	Exercisable/Unexercisable	Exercisable/Unexercisable(*)

James T. Hackett	0	$0	0/250,000	$0/$4,581,250
James R. Larson	0	$0	130,000/18,600	$2,192,000/$205,328
Robert P. Daniels	16,000	$522,210	35,500/143,300	$692,981/$1,190,659
Mark L. Pease	22,000	$500,690	282,000/17,300	$6,570,669/$159,979
Robert K. Reeves	0	$0	0/93,300	$0/$984,909

*	Computed based upon the difference between the fair market value of the Company’s common stock on December 31, 2004 ($64.96 per share) and the aggregate exercise price.
LONG-TERM INCENTIVE PLANS — AWARDS IN LAST FISCAL YEAR

			Estimated Future Payouts Under
		Performance or	Non-Stock Price Based Plans(3)
	Number of Shares,	Other Period Until
	Units or Other	Maturation or	Threshold	Target	Maximum
Name	Rights(1)	Payout(2)	(#)	(#)	(#)

James R. Larson	10,000	3 years	7,500	10,000	20,000
Robert P. Daniels	10,900	3 years	8,175	10,900	21,800
Mark L. Pease	10,900	3 years	8,175	10,900	21,800
Robert K. Reeves	9,700	3 years	7,275	9,700	19,400

(1)	Each performance unit represents the value of one share of the Company’s common stock.

(2)	Pursuant to the individual agreements, payout of the performance units is contingent upon the Company’s achievement of two performance goals during the performance period of January 1, 2005 to December 31, 2007: (i) total shareholder return (TSR) relative to a designated peer group of companies and (ii) reserve replacement efficiency (RRE).

(3)	One-half of the target units will be earned based on the performance of the TSR goal. If, at the end of the performance period, the Company’s TSR rank is equal to or greater than the 50th percentile of the peer group, the units earned by the named executives will be equal to two times the Company’s percentile rank multiplied by one-half of the target units. If, at the end of the performance period, the Company’s TSR rank is less than the 50th percentile of the peer group, no performance units will be earned.

One-half of the target units will be earned based on the performance of the RRE goal. If, at the end of the performance period, the Company’s RRE is equal to the threshold, target, or maximum objectives, the units earned by the named executives will be equal to 50%, 100%, or 200%, respectively, multiplied by one-half of the target units. If the Company’s RRE is between the threshold and maximum objectives, the units earned by the named executives will be determined by interpolation relative to the target objective. If, at the end of the performance period, the Company’s RRE is less than the threshold objective, no performance units will be earned.

Performance units earned for a given performance period are issued to a participant only following the Compensation and Benefits Committee’s review and certification of the actual performance results for the applicable performance period. The Compensation and Benefits Committee may pay out an award in cash, shares of Company common stock, or a combination of both.

A participant will receive the “target” amount of performance units in the event of death, disability, change of control or involuntary termination, as those terms are defined in the agreement. If a participant retires before the end of a performance period and the performance goals for such performance period are met, the participant will receive a pro rata portion of the performance units for that period. If a participant terminates for any other reason, the award will be forfeited.

PENSION PLAN TABLE
      The Company has a defined benefit retirement plan and, due to limitations imposed by the Internal Revenue Code that restrict the amount of benefits payable under tax-qualified plans, a Restoration Plan (collectively the “Retirement Plans”) that cover all United States employees.

	Years of Service

Remuneration ($)	15 ($)	20 ($)	25 ($)	30 ($)	35 ($)

1,000,000	267,000	356,000	445,000	534,000	624,000
1,250,000	335,000	446,000	558,000	669,000	781,000
1,500,000	402,000	536,000	670,000	804,000	939,000
1,750,000	470,000	626,000	783,000	939,000	1,096,000
2,000,000	537,000	716,000	895,000	1,074,000	1,254,000
2,250,000	605,000	806,000	1,008,000	1,209,000	1,411,000
2,500,000	672,000	896,000	1,120,000	1,344,000	1,569,000
2,750,000	740,000	986,000	1,233,000	1,479,000	1,726,000
3,000,000	807,000	1,076,000	1,345,000	1,614,000	1,884,000
3,250,000	875,000	1,166,000	1,458,000	1,749,000	2,041,000
3,500,000	942,000	1,256,000	1,570,000	1,884,000	2,199,000
3,750,000	1,010,000	1,346,000	1,683,000	2,019,000	2,356,000
4,000,000	1,077,000	1,436,000	1,795,000	2,154,000	2,514,000
4,250,000	1,145,000	1,526,000	1,908,000	2,289,000	2,671,000
4,500,000	1,212,000	1,616,000	2,020,000	2,424,000	2,829,000
4,750,000	1,280,000	1,706,000	2,133,000	2,559,000	2,986,000
      The Retirement Plans provide benefits based on a formula that considers length of service and final average pay, and do not require employee contributions. For this purpose, “pay” or remuneration generally includes the amounts shown in the Salary and Bonus columns of the Summary Compensation Table. The compensation covered by the Plans for the most recent three years does not differ by more than 10% from the annual compensation shown in the Summary Compensation Table. The above table reflects the estimated single life annuity payable annually at normal retirement at age 65 in specified remuneration and years-of-service classifications, based on the benefit formula in effect on December 31, 2004 and that such benefits are not subject to deduction for Social Security or any other offset amounts.
      Messrs. Hackett, Larson, Daniels, Pease, and Reeves respectively, have 1, 24, 19, 26, and 1 years of accrued service under the Retirement Plans. An employee becomes vested in his or her benefit under the Retirement Plans at completion of five years of vesting service as defined in the Retirement Plans. Mr. Hackett’s participation in the Retirement Plans is discussed below as a term of his Employment Agreement with the Company.

PERFORMANCE GRAPH
      The following performance graph compares the performance of the Company’s common stock to the S&P 500 Index and to the Dow Jones U.S. Exploration & Production Index for the last five years. The graph assumes that the value of the investment in the Company’s common stock and each index was $100 at December 31, 1999, and that all dividends were reinvested.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG ANADARKO PETROLEUM CORPORATION, THE S&P 500 INDEX
AND THE DOW JONES U.S. EXPLORATION & PRODUCTION INDEX
Fiscal Year Ended December 31

	1999	2000	2001	2002	2003	2004

Anadarko Petroleum Corporation	100	209.15	167.94	142.45	153.16	196.46
S&P 500 Index	100	90.89	80.09	62.39	80.29	89.02
Dow Jones U.S. Exploration & Production Index	100	159.71	146.63	149.81	196.34	278.55

Total Return Data Provided by S&P’s Institutional Market Services and Dow Jones & Company Inc.

*	Assumes $100 invested on December 31, 1999, including reinvestment of dividends.

TRANSACTIONS WITH MANAGEMENT AND OTHERS
Change of Control Arrangements
      The Company has entered into key employee change of control contracts with each of the named executive officers and with certain other key executives. These contracts have an initial three-year term that is automatically extended for one year upon each anniversary, unless a notice not to extend is given by the Company. If a change of control of the Company (as defined below) occurs during the term of the contract, then the contract becomes operative for a fixed three-year period. These contracts generally provide that the executive’s terms of employment (including position, work location, compensation and benefits) will not be adversely changed during the three-year period after a change of control. If the Company terminates the executive’s employment (other than for cause, death or disability), the executive terminates for good reason during such three-year period, or, in certain change of control transactions, the executive terminates employment for any reason during the 30-day period following the first anniversary of the change of control, and upon certain terminations prior to a change of control or in connection with or in anticipation of a change of control, the executive is generally entitled to receive the following payment and benefits:

(i) earned but unpaid compensation;

(ii) up to 2.9 times the executive’s base salary plus annual bonus (based on historic annual bonus);

(iii) the Company matching contributions which would have been made had the executive continued to participate in the Savings Plans for up to an additional three years;

(iv) the value of any investments credited to the executive under the Anadarko Savings Restoration Plan; and

(v) the present value of the accrued retirement benefit under the Retirement Plans and the additional retirement benefits, including retiree medical, which the executive would have received had he or she continued service for up to an additional three years.
      Under the change of control contracts, any executive’s good faith determination of “good reason” for termination is generally conclusive except during the 30-day period immediately following the first anniversary of the effective date of the change of control if the effective date is attributable to the consummation of a business combination wherein a majority of the directors of the continuing entity were members of the incumbent board at the time of the execution of the initial acquisition or merger agreement.
      In addition, the change of control contracts provide for a continuation of various medical, dental, disability and life insurance benefits and financial counseling for a period of up to three years, outplacement services and the payment of all legal fees and expenses incurred by the executive in enforcing any right or benefit provided by the change of control contract. The executive will also be entitled to receive a payment in an amount sufficient to make the executive whole for any excise tax on excess parachute payments imposed under Section 4999 of the Internal Revenue Code.
      As a condition to receipt of these change of control benefits, the executive must remain in the employ of the Company and render services commensurate with his or her position until the executive is terminated pursuant to the provisions of the agreement. The executive must also agree to retain in confidence any and all confidential information known to him or her concerning the Company and its business so long as the information is not otherwise publicly disclosed. In 2004, no amounts were paid under the change of control contracts.
      In addition, pursuant to the Company’s stock plans, upon a change of control of the Company:

•	outstanding options and stock appreciation rights that are not vested and exercisable become fully vested and exercisable;

•	the restrictions on any outstanding restricted stock lapse; and

•	if any performance awards or performance-based restricted stock awards are outstanding, they become fully vested and the performance goals are deemed to be earned unless otherwise provided in the participant’s award agreement.
      For purposes of the change of control contracts and the Company’s stock plans, a change of control is generally defined as:

(1) Any individual, entity or group acquiring beneficial ownership of 20% or more of either the outstanding shares of the Company’s common stock or the combined voting power of the outstanding voting securities of the Company entitled to vote generally for the election of directors;

(2) Individuals who constitute the Board on the date of either the change of control contract or the Company’s stock plans, as applicable, cease to constitute a majority of the Board, provided that an individual whose election or nomination as a director is approved by a vote of at least a majority of the directors as of the date of either the change of control contract or the Company’s stock plans, as applicable, will be deemed a member of the incumbent Board;

(3) Consummation by the Company’s stockholders of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity, unless following the business combination:

(a) all or substantially all of the beneficial owners of the Company’s outstanding common stock prior to the business combination own more than 60% of the outstanding common stock of the corporation resulting from the business combination;

(b) no person, entity or group owns 20% or more of the outstanding voting securities of the corporation resulting from the business combination; and

(c) at least a majority of the board of the corporation resulting from the business combination were members of the Company’s Board prior to the business combination; or

(4) Approval by the Company’s stockholders of a complete liquidation or dissolution of the Company.
James T. Hackett Employment Agreement
      In connection with Mr. Hackett’s joining the Company, he and the Company entered into an employment agreement that became effective December 3, 2003. The agreement has an initial term of three years with automatic extensions for successive one-year periods, so that the term of the agreement will always be between two and three years, unless either party gives notice of non-renewal.
      Under the employment agreement, Mr. Hackett serves as President and Chief Executive Officer of the Company, has been appointed to the Board of Directors, and will be nominated for election and re-election to the Board throughout the term of the agreement. The employment agreement provides that Mr. Hackett is generally expected to maintain ownership of Company common stock having a value equal to five times his annual base salary.
      Under the employment agreement, Mr. Hackett is entitled to the following cash compensation: a minimum annual base salary of $1.1 million; a signing bonus of $1 million, which was paid in January 2004; $5.7 million which was paid in May 2004; and eligibility for an annual cash performance bonus. The $5.7 million payment was made in recognition of Mr. Hackett’s loss of his right to receive certain compensation from his previous employer as a result of his termination of that employment prior to May 1, 2004. Payments made with respect to 2004 and 2003 under this agreement are included in the summary compensation table on page 18.
      The employment agreement provides that the target amount of Mr. Hackett’s annual cash bonus will be at least 120% of his annual base salary (the “Incentive Target”), with a maximum annual cash bonus of 200% of the Incentive Target. The Compensation Committee will determine the actual amount of Mr. Hackett’s annual bonus based on the Company achieving specific performance goals in accordance with the Company’s Annual Incentive Bonus Plan.
      In addition, on December 3, 2003, Mr. Hackett was granted a non-qualified stock option to purchase 250,000 shares of the Company’s common stock and 200,000 shares of restricted stock pursuant to the Company’s 1999 Stock Incentive Plan. The option vests as to 125,000 shares on December 3, 2005, and as to the remaining shares on December 3, 2007. The restricted stock vests in four annual equal installments beginning on December 3, 2004. Mr. Hackett was also granted performance units under the Stock Incentive Plan. These performance units represent the right to receive 80,000 shares at the target level of performance and 160,000 shares at the maximum level of performance, to be earned one-half based on total shareholder return from December 3, 2003 through December 2, 2005 and one-half based on total shareholder return from December 3, 2003 through December 2, 2007. However, upon a change of control of the Company, the performance units will vest at the maximum level. These options, restricted stock and performance unit awards are intended to represent Mr. Hackett’s equity awards for the first two years of his employment with the Company. The employment agreement provides that after this two-year period, he will be eligible for additional equity awards in accordance with normal competitive pay practices on terms no less favorable than the Company’s other senior executives as determined by the Compensation Committee.
      The employment agreement also provides that if Mr. Hackett remains employed by the Company until at least December 3, 2008, he will receive a special pension benefit, computed so that his total pension benefits from the Company will equal those to which he would have been entitled if his actual years of employment with the Company were doubled. Mr. Hackett is also entitled to receive five weeks of vacation per year, and the employee and executive benefits provided by the Company to its most senior executives.
      If Mr. Hackett’s employment is terminated by the Company without cause or by him for good reason, as those terms are defined in the employment agreement, he will be entitled to receive the following: (a) a cash lump sum payment equal to the salary that he would have been entitled to receive through the end of the remaining term of the agreement; (b) full vesting of his unvested stock options and restricted stock, and a guaranteed period to exercise his stock options of one year, or until the end of the options’ term, if sooner; (c) pro-rata vesting of the performance units described above, at the target level; (d) a pro-rata annual bonus for the year of termination, at the target level; (e) credit, for purposes of his special pension benefit, for service through the end of the remaining term of the agreement; and (f) continuation of medical benefits on the same basis as active employees for up to 18 months.
      Mr. Hackett is also subject to covenants regarding confidentiality, non-competition and non-solicitation of the Company’s employees. The employment agreement requires that Mr. Hackett be provided with a Key Employee Change of Control Agreement, generally in the form provided to other senior executives of the Company, but modified as necessary to preserve his special benefits under the employment agreement and to ensure that his severance following a change of control is not less than it would have been under the employment agreement.
Ongoing Benefits
      In 2004, the Company replaced, in its entirety, the Memorandum of Understanding dated October 26, 2000 between the Company and Mr. Allison. The 2004 Agreement was effective as of Mr. Allison’s retirement from the Company in December 2003. The Agreement provides that during Mr. Allison’s lifetime, he has the use of the Company’s aircraft, or an alternative aircraft for up to 200 hours annually. If the Company no longer maintains an aircraft, the Company will provide an annual payment sufficient to allow him to secure comparable aircraft usage. In addition, the Agreement provides that the Company will furnish Mr. Allison, during his lifetime, office space, secretarial assistance, office utilities and a monitored security system for his residence.

Director and Officer Indemnification Agreements
      Effective September 1, 2004, the Company entered into indemnification agreements with its directors and certain executive officers, in part to enable the Company to attract and retain qualified directors and executive officers. These agreements require the Company, among other things, to indemnify such persons against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses for proceedings for which they may be indemnified and to cover such person under any directors’ and officers’ liability insurance policy the Company may maintain from time to time. These agreements are intended to provide indemnification rights to the fullest extent permitted under applicable Delaware law and are in addition to any other rights the Company’s directors and executive officers may have under the Company’s restated certificate of incorporation, bylaws and applicable law.
Performance Unit Agreement
      On December 8, 2004 the Compensation and Benefits Committee adopted a form of performance unit agreement under the Company’s 1999 Stock Incentive Plan. Under the form of agreement, certain eligible executive officers may earn “performance units.” Each performance unit represents the value of one share of the Company’s common stock. Pursuant to the form of agreement, payout of performance units is contingent upon the Company’s achievement of certain performance goals related to total shareholder return and reserve replacement efficiency over a predetermined performance period. Performance units earned for a given performance period are issued to a participant only following the Compensation and Benefits Committee’s review and certification of the actual performance results for the applicable performance period. The Compensation and Benefits Committee may pay out an award in cash, shares of Company common stock, or a combination of both.
      A participant will receive the “target” amount of performance units in the event of death, disability, change of control or involuntary termination, as those terms are defined in the agreement. If a participant retires before the end of a performance period and the performance goals for such performance period are met, the participant will receive a pro rata portion of the performance units for that period. If a participant terminates for any other reason, the award will be forfeited.
Sonatrach Production Sharing Agreements
      Anadarko has three Production Sharing Agreements (PSAs) with Sonatrach, the national oil and gas enterprise of Algeria. Sonatrach has owned the Company’s common stock since 1986 and at December 31, 2004 was the registered owner of 5.1% of Anadarko’s outstanding common stock. Each PSA gives Anadarko the right to explore, develop and produce liquid hydrocarbons in Algeria, subject to the sharing of production with Sonatrach.
      Approximately $133 million was paid to Sonatrach in 2004 for charges related primarily to oil purchases and transportation of oil. During 2004, there were no receipts from Sonatrach and accounts receivable included $2 million as of December 31, 2004 due from Sonatrach for joint interest billings of development costs in Algeria. Sonatrach, Anadarko and its joint venture partners formed a nonprofit company, Groupement Berkine, to carry out development and production activities under one of the PSAs. In addition, the Ourhoud field, which is unitized with neighboring block owners, is operated by Organisation Ourhoud, an unincorporated joint operating entity staffed by Sonatrach, Anadarko and another partner. Sonatrach, Anadarko and its joint venture partners fund the expenditures incurred by Groupement Berkine and the Organisation Ourhoud according to their participating interests under the corresponding agreements.

AMENDMENT AND RESTATEMENT OF ANADARKO’S 1999 STOCK INCENTIVE PLAN

Item 2 —	Approval of the Amended and Restated 1999 Stock Incentive Plan
      The Board of Directors approved the amendment of the 1999 Stock Incentive Plan in January 2005, subject to stockholder approval. The key amendments of the plan are summarized below. The full text of the amended and restated 1999 Stock Incentive Plan is attached as Appendix A.

The 1999 Stock Incentive Plan
      Anadarko’s 1999 Stock Incentive Plan (as amended in 2000, the “Current 1999 Plan”) was approved by Anadarko stockholders on April 29, 1999. Anadarko is now seeking stockholder approval of the amended and restated 1999 Stock Incentive Plan (the “Amended 1999 Plan”) to provide for certain amendments described below.
      The Current 1999 Plan authorizes the issuance of 14,000,000 Anadarko common shares to Anadarko employees in the form of stock options, stock appreciation rights, restricted stock, performance awards and specified stock compensation. Anadarko considers the Current 1999 Plan an essential element of total compensation, and believes the Current 1999 Plan promotes the interests of Anadarko and its stockholders by attracting and retaining employees, motivating employees by means of performance-related incentives and enabling employees to participate in Anadarko’s long-term growth and financial success.

Proposed Amendments to the 1999 Stock Incentive Plan
      The below chart summarizes the material amendments included in the Amended 1999 Plan. The Board has unanimously approved the Amended 1999 Plan, subject to stockholder approval at the meeting, and recommends that Anadarko stockholders approve the Amended 1999 Plan. The following summary is qualified in its entirety by reference to the complete text of the Amended 1999 Plan, which is attached to this proxy statement as Appendix A.
Material Amendments:

Plan Provision	Current 1999 Plan	Amended 1999 Plan

Shares Authorized	• 14,000,000 shares	• Sum of (a) 14,000,000 plus (b) the difference between (x) 8,800,000 and (y) the number of shares available for grant under the plan as of the close of business on May 12, 2005.
• The Company is proposing to increase the number of Anadarko common shares authorized for issuance under the plan by a maximum of 8,800,000 additional shares to the shares otherwise available for issuance for grants under the plan.
• As a result, as of the close of business on May 12, 2005, the maximum number of shares available for issuance for grant under the Amended 1999 Plan will be 8,800,000.
Limitation of Awards	• Maximum aggregate number of shares that may be granted as Restricted Stock is 2,800,000 shares	• Of the 8,800,000 shares available for grant under the plan as the close of business on May 12, 2005, no more than 6,600,000 of these shares may

Plan Provision	Current 1999 Plan	Amended 1999 Plan

be granted as Full Value awards and no more than 6,600,000 of these shares may be granted as Incentive Stock Options. Full Value awards include any award, which is settled by the issuance of shares, under the plan other than a stock option or stock appreciation right.
162(m) Limitations on Awards	• Options and Stock Appreciation Rights(SARs): Maximum aggregate number of shares that may be granted to any one individual over the term of the Plan is 2,500,000 shares	• Options and Stock Appreciation Rights: Maximum aggregate number of shares that may be granted annually to any one individual is 750,000 shares.
	• Restricted Stock: Maximum aggregate number of shares that may be granted to any one individual over a performance period is 500,000 shares	• Restricted Stock, Restricted Stock Units or Stock Compensation Awards: Maximum aggregate number of shares that may be granted annually to any one individual is 500,000 shares.
	• Performance Awards: Maximum aggregate number of shares that may be granted to any one individual over a performance period is 500,000 shares	• Performance Share or Performance Unit Awards: Maximum aggregate number of shares that may be granted annually to any one individual is 500,000 shares.
• Other Stock-Based Awards: Maximum aggregated number of shares that may be granted annually to any one individual is 500,000 shares.
Non-Conforming Pool	• Not applicable	• Except for a maximum of 5% of the shares available for grant as of the close of business on May 12, 2005, Full Value awards that vest on the basis of continued employment or service to the Company shall not vest any earlier than 3 years from date of grant and any Full Value awards that vest upon attainment of performance goals shall not vest any earlier than 12 months from date of grant. In addition, Full Value awards may be vested as a result of (i) disability, (ii) death, (iii) termination of employment due to a reduction in work force, due to job abolishment or at Anadarko’s convenience, or (iv) with consent of Anadarko’s Compensation and Benefits

Plan Provision	Current 1999 Plan	Amended 1999 Plan

Committee (Committee), retirement.
Types of Grants Allowed	• Non-Qualified Stock Options	• Same, but with addition of Restricted Stock Units and Other Stock-Based Awards.
• Incentive Stock Options
• Stock Appreciation Rights
• Restricted Stock
• Performance Awards
• Stock in Lieu of Compensation
Performance Criteria (for Performance-Based Awards)	• Total Shareholder Return	• Finding and Development Costs
	• Cost of Finding	• Production and Operating Costs
	• Reserve Replacement	• Production, Drilling and Reserve Growth Results
	• Production	• Attainment of Cash Flow and Net Income Goals
	• Reserves	• Attainment of Financial and Operating Return Ratios or Margins
	• Cash Flow	• Attainment of Corporate Financial Goals
	• Net Income	• Mergers, Divestitures and Acquisitions Results
• Regulatory, Environmental and Safety Goals
• Stock Performance
Administration	• Committee is not authorized to reprice or cancel and reissue Options	• Options will not be repriced, replaced or regranted through cancellation or by lowering the exercise price without the prior approval of stockholders.
Share Accounting	• Allows shares withheld to satisfy taxes and shares used to exercise Options to be returned to the Plan and become available for grant	• Provision eliminated
	• Any Shares covered by an Award granted under the Plan, or to which such an Award relates, are forfeited, or if an Award otherwise terminates or is cancelled without the delivery of Shares or of other consideration, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such forfeiture, termination or	• Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission for Awards not involving Shares, shall be available again for grant under the Plan. However, the full number of Stock Appreciation Rights granted that are to be settled by the issuance of Shares shall be counted against the number of

Plan Provision	Current 1999 Plan	Amended 1999 Plan

	cancellation, shall again be, or shall become Shares with respect to which Awards may be granted. In the event that any Option or other Award granted hereunder is exercised through the delivery of Shares, the number of Shares available for Awards under the Plan shall be increased by the number of Shares surrendered.	Shares available for award under the Plan, regardless of the number of Shares actually issued upon settlement of such Stock Appreciation Rights.

Miscellaneous amendments:

Plan Provision	Current 1999 Plan	Amended 1999 Plan

Administration	• Committee determines who receives an award, the type of the award, the terms of the award, etc.	• Same, except language added to allow the Company to make necessary adjustments to awards granted to employees in foreign countries based on foreign tax laws or regulations.
Substituting Stock SARs for
Outstanding Options	• Not applicable	• Allows Company to substitute, without participant permission, Stock SARs for outstanding Options.
Change of Control	• One of the trigger events in which a Change of Control is deemed to occur is the “approval by the stockholders of the Company of a reorganization, merger or consolidation of sale or other disposition of all or substantially all of the assets of the Company...”	• Language is modified by removing “approval by the stockholders of the Company” and replacing with “consummation by the Company of”.
Definition of Fair Market Value	• A price based on the average between the highest and lowest reported stock prices on a given day	• A price based on the opening, closing, actual, high, low or average selling prices on a given day, the preceding trading day, the next succeeding trading day or an average of trading days.
Dividend Equivalents	• Not applicable	• The right to receive cash or shares based on the value of dividends tied to shares subject to awards of Restricted Stock, Restricted Stock Units, Stock Options or Stock Appreciation Rights.
Duration of Option	• Allows Committee to determine term of Option except for Incentive Stock Option term which cannot exceed 10 years	• Allows Committee to determine term of Option except that no Option term can exceed 10 years (Options granted to foreign employees may exceed 10 year term at discretion of Committee).

Plan Provision	Current 1999 Plan	Amended 1999 Plan

Term of SAR	• Not applicable	• Allows Committee to determine term of SAR except that no SAR term can exceed 10 years (SARs granted to foreign employees may exceed 10 year term at discretion of Committee).
Delegation	• Not applicable	• Expanded to allow Committee to engage or authorize engagement of a third party administrator to carry out administrative functions under the Plan.

U.S. Federal Income Tax Consequences
      The following is a brief description of the federal income tax treatment that will generally apply to awards made under the Amended 1999 Plan, based on federal income tax laws currently in effect. The exact federal income tax treatment of an award will depend on the specific nature of such award.
      Incentive Stock Options. At the discretion of Anadarko’s Compensation and Benefits Committee, an option granted under Anadarko’s 1999 Stock Incentive Plan may take the form of either an “incentive stock option,” which is intended to qualify for favorable tax treatment under the Internal Revenue Code, or a “nonqualified stock option,” which is not intended to qualify for this tax treatment. An employee generally will not recognize taxable income upon grant or exercise of an incentive stock option. Anadarko will not be entitled to any business expense deduction on the grant or exercise of an incentive stock option. If the employee has held the shares acquired upon exercise of an incentive stock option for at least two years after the date of grant and for at least one year after the date of exercise, upon disposition of the shares by the employee, the difference, if any, between the sales price of the shares and the exercise price of the option will be treated as a long-term capital gain or loss. If the employee does not satisfy these holding period requirements, the employee will recognize ordinary income at the time of the disposition of the shares at a price at or above the fair market value of the shares at the time the option was exercised to the extent of the excess of the fair market value of the shares at the time of exercise over the exercise price. If the employee sells the shares prior to the satisfaction of the holding periods but at a price below the fair market value of the shares at the time the option was exercised, the amount of ordinary income will be limited to the excess of the amount realized on the sale over the exercise price of the option. Anadarko will be allowed a business expense deduction to the extent the employee recognizes ordinary income.
      Nonqualified Stock Options. An employee will not recognize any income at the time of grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the employee will recognize ordinary income in an amount equal to the amount by which the fair market value of the shares on the date of exercise exceeds the exercise price of the option. Anadarko will be entitled to a business expense deduction in the same amount and at the same time as the employee recognizes ordinary income.
      Stock Appreciation Rights and Performance Awards. When stock appreciation rights are exercised or when performance awards are settled or paid, the amount of cash and the fair market value of property received by the employee (including shares) will be compensation income, unless the property is subject to transfer restrictions or forfeiture.
      Restricted Stock. In the absence of an election by the employee under Section 83(b) of the Internal Revenue Code, the grant of restricted stock will not result in taxable income to the employee or a deduction to Anadarko in the year of grant. The employee will be treated as receiving compensation income in the year the restrictions lapse. The amount of compensation income the employee receives will be equal to the fair market value of the shares of common stock on the date the restrictions lapse. The shares acquired will have a cost basis equal to the fair market value on the date the restrictions lapse. When the employee disposes of the shares acquired, any amount received in excess of the share’s cost basis will be treated as long or short-term capital gain, depending upon the holding period of the shares. If the amount the employee receives is less than the cost basis of the shares, the loss will be treated as long-or short-term capital loss, depending upon the holding period of the shares.
      Other Awards. In addition to the types of awards described above, the Amended 1999 Plan authorizes certain other awards that may include payments in cash, common stock, or a combination of cash and common stock. The tax consequences of such awards will depend upon the specific terms of such awards. Generally, however, a participant who receives an award payable in cash will recognize ordinary income with respect to such award at the earliest time at which the participant has an unrestricted right to receive the amount of the cash payment, and the Company will be entitled to a corresponding deduction at that time. In general, the sale or grant of stock to a participant under the Amended 1999 Plan will be a taxable event at the time of the sale or grant if such stock at that time is not subject to a substantial risk of forfeiture or is transferable within the meaning of Section 83 of the Internal Revenue Code in the hands of the participant. (For such purposes, stock is ordinarily considered to be transferable if it can be transferred to another person who takes the stock free of any substantial risk of forfeiture.) In such case, the participant will recognize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of such stock on the date of the sale or grant over the amount, if any, paid for such stock. Stock that at the time of receipt by a participant is subject to a substantial risk of forfeiture and that is not transferable within the meaning of Section 83 generally will be taxed under the rules applicable to Restricted Stock as described above.
      Other Tax Issues. The terms of awards granted under the Amended 1999 Plan may provide for accelerated vesting or payment of an award in connection with a change of control of the Company. In that event and depending upon the individual circumstances of the recipient, certain amounts with respect to such awards may constitute “excess parachute payments” under the “golden parachute” provisions of the Internal Revenue Code. Pursuant to these provisions, a participant will be subject to a 20% excise tax on any “excess parachute payments” and the Company will be denied any deduction with respect to such payment.
      In general, Section 162(m) of the Internal Revenue Code imposes a $1,000,000 limit on the amount of compensation that may be deducted by the Company in any tax year with respect to the Company’s named executive officers, including any compensation relating to an award granted under the Amended 1999 Plan. Compensation that is considered to be performance-based will not have to be taken into account for purposes of the $1,000,000 limitation, and accordingly, should be deductible by the Company without limitation under Section 162(m). Provided an option is approved by a committee comprised of two or more “outside directors,” has an exercise price of at least fair market value on the date of grant and the plan under which the option is granted imposes a per person limit on the number of shares covered by awards, any compensation deemed paid by the Company in connection with the disqualifying disposition of incentive stock option shares or the exercise of non-statutory options will qualify as performance-based compensation for purposes of Section 162(m). An award may also qualify as performance-based compensation if the administrator conditions the grant, vesting, or exercisability of such an award on the attainment of a preestablished objective performance goal.
      If any award granted under the Amended 1999 Plan is considered deferred compensation under Internal Revenue Code Section 409A, then certain requirements must be met for the deferral to be effective for federal tax purposes. These requirements include: ensuring that any election to defer made by the employee is done within the time period(s) permitted by Section 409A; certain limitations on distributions; and, the prohibition of accelerating the time or schedule of any payment of deferred amounts except in certain permitted circumstances. If these requirements are not met, the employee will be immediately taxable on such purportedly deferred amounts, a penalty of twenty percent of such amounts deferred after December 31, 2004 will be imposed, and interest will accrue at the underpayment rate plus one percent on the underpayments that would have occurred had the compensation been includible in the taxable year in which first deferred or, if later, the first taxable year in which such deferred compensation is not subject to a substantial risk of forfeiture.

      The Company will generally be required to withhold applicable taxes with respect to any ordinary income recognized by a participant in connection with awards made under the Amended 1999 Plan. Whether or not such withholding is required, the Company will report such information to the Internal Revenue Service as may be required with respect to any income attributable to transactions involving awards.
      Dividends paid on the restricted shares prior to the lapse of restrictions will be taxable as additional compensation income to the recipient in the year received.

Accounting Treatment
      Stock option grants or stock issuances made to employees or directors under the Amended 1999 Plan will be analyzed under the fair value recognition provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”). Under the fair value recognition provisions of SFAS 123, total compensation expense related to such stock options or stock issuances will be determined using the fair value of the stock options or stock issuances on the date of grant. Total compensation expense is recognized on a straight-line basis over the vesting period of the applicable stock option or stock grant.

New Plan Benefits
      The grant of awards under the Amended 1999 Plan is subject to the discretion of Anadarko’s Compensation and Benefits Committee. The committee has not granted any awards under the plan as amended. Accordingly, Anadarko cannot currently determine the number of Anadarko common shares that may be subject to awards granted under the Plan in the future to key employees.
      The approval of the Amended 1999 Plan requires the affirmative vote of a majority of shares present in person or by proxy at the meeting. For the reasons stated above, the Board recommends that you vote “FOR” the approval of the Amended and Restated 1999 Stock Incentive Plan.

Item 3 —	Ratification of the Appointment of the Independent Auditor
      The Audit Committee has appointed KPMG LLP, an independent registered public accounting firm, to audit the Company’s financial statements for 2005. The management of the Company is asking you to ratify that appointment.
      The Board recommends that you vote “FOR” ratification of the appointment of KPMG LLP to audit the Company’s financial statements for 2005. If the stockholders do not ratify the appointment of KPMG LLP, the Audit Committee will make the final determination of the independent auditor for 2005.

Item 4 —	Stockholder Proposal Regarding Corporate Political Giving
      Central Laborers’ Pension, Welfare & Annuity Funds, located at 201 N. Main Street, Jacksonville, Illinois 62650, the beneficial owner of more than $2,000 worth of the Company’s common stock, has notified the Company that it intends to present the following resolution at the meeting for action by the stockholders.

Proposal of Central Laborers’ Pension, Welfare & Annuity Funds
      Resolved, that the shareholders of Anadarko Petroleum Corporation (“Company”) hereby request that the Company provide a report, updated semi-annually, disclosing the Company’s:

1. Policies and procedures for political contributions (both direct and indirect) made with corporate funds.

2. Monetary and non-monetary contributions to political candidates, political parties, political committees and other political entities organized and operating under 26 USC Sec. 527 of the Internal Revenue Code including the following:

a. An accounting of the Company’s funds contributed to any of the persons or organizations described above;

b. The business rationale for each of the Company’s political contributions; and

c. Identification of the person or persons in the Company who participated in making the decisions to contribute.
      This report shall be presented to the board of directors’ audit committee or other relevant oversight committee, and posted on the company’s website to reduce costs to shareholders.
      Statement of Support: As long-term shareholders of Anadarko, we support policies that apply transparency and accountability to corporate political giving. In our view, such disclosure is consistent with public policy in regard to public company disclosure.
      Company executives exercise wide discretion over the use of corporate resources for political purposes. They make decisions without a stated business rationale for such donations. In 2001-02, the last fully reported election cycle, Anadarko contributed at least $201,608. (The Center for Responsive Politics, Soft Money Donors:
      http://www.opensecrets.org/softmoney/softcomp2.asp?/txtName=Anadarko+Petroleum&txt UltOrg=y&txtSort=name&txtCycle=2002).
      Relying only on the limited data available from the Federal Election Commission and the Internal Revenue Service, the Center for Responsive Politics, a leading campaign finance watchdog organization, provides an incomplete picture of the Company’s political donations. Complete disclosure by the company is necessary for the company’s Board and its shareholders to be able to fully evaluate the political use of corporate assets.
      Although the Bi-Partisan Campaign Reform Act (BCRA) enacted in 2002 prohibits corporate contributions to political parties at the federal level, it allows companies to contribute to independent political committees, also known as 527s.
      Absent a system of accountability, corporate executives will be free to use the Company’s assets for political objectives that are not shared by and may be inimical to the interests of the Company and its shareholders. There is currently no single source of information that provides the information sought by this resolution. That is why we urge your support for this critical governance reform.

Board of Directors’ Statement Regarding Proposal
      The Board of Directors and management of the Company are committed to adhering to the highest standards of ethics and transparency and compliance with all laws and regulations related to political contributions. As required by law, information on the Company’s corporate political contributions is already publicly available through the Federal Election Commission, the Internal Revenue Service, and through other publicly available means. The Company’s Code of Business Conduct and Ethics, which is posted on the Company’s website at www.anadarko.com, states the Company’s policy regarding political contributions. The contribution amounts cited above, based on the information as presented by the Center for Responsive Politics, were all contributions made to national party organizations. Although permitted by law at the time, the Bi-Partisan Campaign Reform Act now prohibits, and the Company no longer makes, such contributions. As permitted by law, the Company has also established and administers a Political Action Committee, or PAC, through which political contributions are made. The PAC is funded solely from voluntary contributions made by the Company’s employees and others. The Company spends corporate funds only on the administrative expenses of the PAC, as permitted by law. Accordingly, the Board of Directors and management of the Company believe that the information required to be disclosed under the proposal is duplicative of information already available to the Company’s stockholders and the public and would cause the Company to incur additional and unnecessary expense.

Recommendation of the Board of Directors
      The Board of Directors recommends a vote “AGAINST” the adoption of the proposal.

SUPPLEMENTAL INFORMATION
STOCKHOLDER RESOLUTION ON CLIMATE CHANGE
      In addition to the stockholder proposal you are being asked to vote on above, we also received a proposal from Trillium Asset Management Corporation, located at 711 Atlantic Avenue, Boston, Massachusetts 02111-2809, on behalf of its client Mr. Matthew Grinnell, owner of 1,000 shares of the Company’s common stock, and other stockholders, relating to greenhouse gas (GHG) emissions. The stockholder proponents have stated that:

We believe management has a fiduciary duty to assess and disclose to shareholders all pertinent information about its response to climate change. We believe early action to reduce emissions and prepare for standards could provide competitive advantages, while inaction and opposition to emissions control efforts could expose companies to regulatory, litigation and reputation risk.
      The resolution contained in the proposal asked the Company to (1) have a committee of independent Board directors assess how the Company is responding to rising regulatory, competitive and public pressure to significantly reduce carbon dioxide (CO2) and other GHG emissions and (2) issue a report to the Company’s stockholders on the committee’s findings by September 1, 2005.
      The stockholder proponents have agreed with Anadarko to withdraw the proposal on the basis of the Company’s progress in seeking innovative ways to minimize its GHG emissions; gathering baseline GHG emissions data beginning in 2004; implementing formal oversight by the Board of Directors over the inclusion of climate change as a factor in strategic planning; and the improvement of internal and external transparency on climate change that includes expanded corporate intranet resources and the corporate web site. Some examples of this progress include:

•	The Company’s enhanced oil recovery efforts in Wyoming, where the Company is breathing new life into aging oil fields by injecting into the reservoir CO2 that otherwise would have been vented into the atmosphere. The Company expects to sequester about 29 million tons of CO2 over the lifetime of the Salt Creek and Monell projects. This major geological sequestration, which is being conducted primarily on federal acreage, will be one of the largest projects of its kind in the world.

•	The Company’s formation of a Climate Change Committee composed of employees representing disciplines across the Company to organize, evaluate and advise management on climate change and GHG issues. The Committee, through management, reports annually to the Board of Directors’ Nominating and Corporate Governance Committee as part of that committee’s annual review of governance matters so that the Board can play a direct role in assessing how the Company is evaluating and responding to climate change issues and GHG emissions.

•	The Company’s adoption of a GHG management plan, which addresses the management of emissions of CO2 and methane on all of the Company’s worldwide operating locations, and provides for the ongoing collection of baseline GHG emissions data. The Company’s plan describes specific actions that the Company has taken and plans to take in order to meet the goals and objectives of these programs.

•	The Company’s participation in voluntary GHG programs as a member of certain trade organizations both in the United States and Canada. Through a Canadian subsidiary, Anadarko has since 1995 voluntarily submitted GHG data into the Voluntary Challenge and Registry, Inc. Program sponsored by the Canadian government. The Company is a partner in the U.S. Environmental Protection Agency’s Natural Gas STAR Program and is participating in the American Petroleum Institute Climate Challenge Program. Through these programs, the Company is formulating a plan for the assessment of emission sources which will include determination of the protocol for measurement to develop an accurate baseline in the U.S.
      The proponents will continue dialogue with Anadarko and continue to encourage the Company to publicly disclose, once gathered and verified, its GHG emissions data on an annual basis, as well as set public targets for reduction. Anadarko has undertaken to work closely with the stockholder proponents and other interest groups to find ways to meet our shared goal of responding to climate change and reducing GHG emissions proactively, affordably and in line with the interests of our stockholders.
      More information concerning the Company’s climate change initiatives, including the Committee’s charter and an executive summary of the GHG management plan, can be found on the Company’s website, www.anadarko.com, under the “Responsibility”, “Environmental, Health & Safety” and “Global Climate Change” links.
      Neither Anadarko nor any of the Company’s peers yet know the regulatory obligations that may be imposed with regard to GHG emissions. However, by managing our GHG emissions now, the Company will be able to adapt more quickly to future regulatory developments and gain a competitive advantage in managing market risks. Deriving emission reductions maximizes the value from our carbon assets and minimizes the potential liabilities of future environmental policy.
      The stockholder proponents have also expressed their appreciation to Anadarko for including in the proxy statement a discussion of the proposal and the basis on which the stockholder proponents agreed to its withdrawal. The stockholder proponents have also expressed that they view this transparency to stockholders as truly outstanding.
STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS
      An eligible stockholder who wants to have a qualified proposal considered for inclusion in the proxy statement for the 2006 Annual Meeting must notify the Corporate Secretary of the Company no later than November 24, 2005 to be considered for inclusion in the proxy statement and form of proxy relating to the 2006 Annual Meeting. Under the Company’s bylaws, for any stockholder proposal that is not included in the 2006 proxy statement and form of proxy to be brought before the 2006 Annual Meeting, such proposal must be received by the Corporate Secretary of the Company at its principal executive offices not less than 50 days nor more than 70 days prior to the meeting. If the Company gives notice of the 2006 Annual Meeting less than 65 days before the date of the 2006 Annual Meeting, notice of stockholder proposals must be received by the earlier of the close of business on the 15th day following the day on which such public disclosure is made and the day notice of the meeting is mailed.
INDEPENDENT AUDITOR
      KPMG LLP, an independent registered public accounting firm, served as the Company’s independent auditor during 2004. Representatives of KPMG LLP will be present at the meeting to make a statement, if they desire to do so, and to respond to appropriate questions from stockholders.
      The following table presents fees for the audits of the Company’s annual consolidated financial statements for 2004 and 2003 and for other services provided by KPMG LLP.

	2004	2003

Audit Fees	$4,624,000	$1,941,000
Audit-Related Fees	300,000	156,000
Tax Fees	1,232,000	925,000
All Other Fees	26,000	—

Totals	$6,182,000	$3,022,000

      Audit fees are primarily for the audit of the Company’s consolidated financial statements and review of financial statements included in the Company’s Forms 10-Q, as well as the audit of the effectiveness of the Company’s internal controls over financial reporting for 2004. Audit-related fees are primarily for the audits of the Company’s benefit plans and other audits. Tax fees are primarily for tax planning services and compliance including approximately $400,000 for services related to individual income tax services for Company employees in connection with foreign assignments. All other fees generally consist of assistance in preparing statutory filings in foreign jurisdictions. The Audit Committee has concluded that the provision of tax services is compatible with maintaining KPMG LLP’s independence.
      The Audit Committee adopted a Pre-Approval Policy with respect to services which may be performed by KPMG LLP. This policy lists specific audit-related and tax services as well as any other services that KPMG LLP is authorized to perform and sets out specific dollar limits for each specific service, which may not be exceeded without additional Audit Committee authorization. The Audit Committee receives quarterly reports on the status of expenditures pursuant to that Pre-Approval Policy. The Audit Committee reviews the policy at least annually in order to approve services and limits for the current year. Any service which is not clearly enumerated in the policy must receive specific pre-approval by the Audit Committee or by its Chairman, to whom such authority has been conditionally delegated, prior to engagement. During 2004, no fees were approved by the Audit Committee pursuant to the waiver provisions of 17 CFR 210.2-01(c)(7)(i)(C).
PROXY SOLICITATION
      The Company pays for the cost of preparing, assembling and mailing the material in connection with the solicitation of proxies. The Company expects that the solicitation of proxies will be primarily by mail but solicitations may also be made personally or by telephone, email or facsimile by officers and other employees of the Company without additional compensation. The Company pays all costs of solicitation, including certain expenses of brokers and nominees who mail proxy material to their customers or principals. In addition, the Company has engaged Mellon Investor Services, LLC to assist in the solicitation of proxies for this meeting at an estimated fee of $15,000 plus disbursements.
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS
      In some cases, only one copy of this proxy statement or annual report is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement or annual report to a stockholder at a shared address to which a single copy of the document was delivered. To request separate or multiple delivery of these materials now or in the future, a stockholder may submit a written request to the Corporate Secretary, Anadarko Petroleum Corporation, 1201 Lake Robbins Drive, The Woodlands, Texas 77380-1046 or an oral request by calling the Corporate Secretary at (832) 636-1000.

BY ORDER OF THE BOARD OF DIRECTORS

Charlene A. Ripley
Vice President, General Counsel
and Corporate Secretary
Dated: March 24, 2005
The Woodlands, Texas
See enclosed proxy card — please vote promptly.

APPENDIX A
ANADARKO PETROLEUM CORPORATION
1999 STOCK INCENTIVE PLAN
As amended and restated January 1, 2005
SECTION 1.     Purpose.
      The purpose of the 1999 Stock Incentive Plan is to promote the interests of Anadarko Petroleum Corporation and its stockholders by (i) attracting and retaining employees of the Company and its affiliates; (ii) motivating such employees by means of performance-related incentives to achieve longer-range performance goals; and (iii) enabling such employees to participate in the long-term growth and financial success of the Company.
SECTION 2.     Definitions.
      As used in the Plan, the following terms shall have the meanings set forth below:
      “Affiliate” shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.
      “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Stock Compensation or Other Stock-Based Award.
      “Award Agreement” shall mean any agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.
      “Board” shall mean the Board of Directors of the Company.
      “Change of Control” shall have the meaning set forth in Section 8.
      “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
      “Committee” shall mean the Compensation and Benefits Committee of the Board.
      “Company” shall mean Anadarko Petroleum Corporation, a Delaware corporation.
      “Covered Employee” means any key Employee who is or may become a “Covered Employee,” as defined in Section 162(m) of the Code, or any successor statute, and who is designated, either as an individual Employee or class of Employees, by the Committee within the shorter of (i) ninety (90) days after the beginning of the Performance Period, or (ii) twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.
      “Dividend Equivalent” shall mean a right to receive cash or Shares based on the value of dividends that are paid with respect to Shares.
      “Employee” shall mean any employee of the Company or any Affiliate.
      “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
      “Exercise Price” shall mean the price determined under Section 6(a)(i).
      “Fair Market Value” shall mean a price that is based on the opening, closing, actual, high, low or average selling prices of a Share reported on the New York Stock Exchange (“NYSE”) or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, if the Shares are traded over the counter at the time a determination of its Fair Market Value is required to be made hereunder, its Fair Market Value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of a

Share on the most recent date on which Shares were publicly traded. In the event Shares are not publicly determined at the time a determination of their value is required to be made hereunder, then determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate. Such definition(s) of Fair Market Value shall be specified in each Award Agreement and may differ depending on whether Fair Market Value is in reference to the grant, exercise, vesting, settlement, or payout of an Award.
      “Full-Value Award” shall mean an Award other than in the form of an Option or Stock Appreciation Right, and which is settled by the issuance of Shares.
      “Grant Price” shall mean the price established at the time of grant of a Stock Appreciation Right pursuant to Section 6(b), used to determine whether there is any payment due upon exercise of the Stock Appreciation Right.
      “Incentive Stock Option” shall mean an option granted under Section 6(a) that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.
      “Mature Shares” shall mean Shares held by a Participant for a period of at least six months.
      “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) that is not intended to be an Incentive Stock Option.
      “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.
      “Other Stock-Based Award” shall mean an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Section 6(f).
      “Participant” shall mean any Employee granted an Award under the Plan.
      “Performance Goals” shall be those goals determined by the Committee applicable to any performance-based award under the Plan which may be based on any one or combination of the following performance criteria: (i) finding and development costs; (ii) production and operating costs; (iii) production, drilling and reserve growth results; (iv) attainment of cash flow and net income goals; (v) attainment of financial and operating return ratios or margins; (vi) attainment of corporate financial goals; (vii) mergers, divestitures and acquisitions results; (viii) attainment of regulatory, environmental and safety goals; and (ix) common stock price performance.
      “Performance Period” means the period of time during which the Performance Goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.
      “Performance Share” shall mean any Share granted under Section 6(d).
      “Performance Unit” shall mean an Award granted to a Participant pursuant to Section 6(d), except no Shares are actually awarded to the Participant on the date of grant.
      “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
      “Plan” shall mean the 1999 Stock Incentive Plan as amended.
      “Restricted Period” shall mean a period of time beginning as of the date of grant of an Award of Restricted Stock or Restricted Stock Unit and ending as of the date upon which the Shares subject to such Award are no longer restricted or subject to forfeiture provisions.
      “Restricted Stock” shall mean any Share, prior to the lapse of restrictions thereon, granted under Section 6(c).
      “Restricted Stock Unit” shall mean an Award granted to a Participant pursuant to Section 6(c), except no Shares are actually awarded to the Participant on the date of grant.
      “SEC” shall mean the Securities and Exchange Commission or any successor thereto.

      “Shares” shall mean the common shares of the Company, $0.10 par value.
      “Stock Appreciation Right” shall mean any right granted under Section 6(b).
      “Stock Compensation” shall mean any right granted under Section 6(e).
SECTION 3.     Administration.
      The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to:

(i) designate Participants;

(ii) determine the type or types of Awards to be granted to a Participant;

(iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards;

(iv) determine the terms and conditions of any Award;

(v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or cancelled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, cancelled, forfeited, or suspended;

(vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee;

(vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;

(viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

(ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
      Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any shareholder and any Employee.
      Notwithstanding anything herein to the contrary, without the prior approval of the Company’s stockholders, Options and Stock Appreciation Rights issued under the Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the Exercise Price or Grant Price of a previously granted Option or Stock Appreciation Right.
SECTION 4.     Shares Available for and Limitations of Awards.
      (a) Shares Available. Subject to the specified limitations and adjustment as provided in this Section 4:

(i) Effective immediately following, and subject to, the approval by shareholders of the amendments to the Plan, as presented for vote at the annual meeting of the Company’s stockholders on May 12, 2005, the maximum number of Shares with respect to Awards, which may be granted as specified in Section 6 of the Plan, shall be equal to the sum of (a) 14,000,000 plus (b) the difference between (x) 8,800,000 and (y) the number of Shares available for grant under the Plan as of the close of business on May 12, 2005, resulting in a maximum number of Shares available for grant under the Plan, as of May 12, 2005, equal to 8,800,000 Shares.

(ii) Of the Shares that may be issued under Section 4(a)(i) of the Plan, no more than 6,600,000 of the reserved Shares may be issued pursuant to Full Value Awards; the number of Shares available for grant under this Section 4(ii) as of the close of business on May 12, 2005 shall be 6,600,000.

(iii) The maximum aggregate number of Shares that may be granted as Incentive Stock Options shall be 6,600,000.

      Except with respect to a maximum of five percent (5%) of the Shares available for grant as of the close of business on May 12, 2005, pursuant to Section 4(a)(i), any Full Value Awards which vest on the basis of the Participant’s continued employment with or provision of service to the Company shall not be 100% vested prior to three (3) years from the date of grant and any Full Value Awards which vest upon the attainment of Performance Goals shall provide for a Performance Period of at least twelve (12) months; provided however, the Full Value Awards may vest earlier than the three or more year period due to (i) disability, (ii) death, (iii) termination of employment due to a reduction in force, job abolishment or at the convenience of the Company or (iv) with the consent of the Committee, retirement.
      The Committee shall determine the appropriate methodology for calculating the number of Shares issued pursuant to the Plan.
      Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission for Awards not involving Shares, shall be available again for grant under the Plan. However, the full number of Stock Appreciation Rights granted that are to be settled by the issuance of Shares shall be counted against the number of Shares available for award under the Plan, regardless of the number of Shares actually issued upon settlement of such Stock Appreciation Rights. The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares.
      (b) Section 162(m) Requirements. To the extent an Award to a Covered Employee is intended to qualify as performance-based compensation under Section 162(m) of the Code, the following additional limitations are imposed under the Plan, subject to adjustments as provided in this Section 4.

(i) The maximum aggregate number of Shares that may be granted as Options and Stock Appreciation Rights to any one individual annually shall be 750,000 Shares.

(ii) The maximum aggregate grant with respect to Restricted Stock, Restricted Stock Unit or Stock Compensation Awards to any one individual annually shall be 500,000.

(iii) The maximum aggregate grant with respect to Performance Share or Performance Unit Awards to any one individual annually shall be 500,000.

(iv) The maximum aggregate grant with respect to Other Stock-Based Awards to any one individual annually shall be 500,000.
      (c) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or treasury Shares.
      (d) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the Grant Price or Exercise Price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.
SECTION 5.     Eligibility.
      Any Employee shall be eligible to be designated a Participant.
SECTION 6.     Awards.
      (a) Options. The Committee shall have authority to award Options subject to the following terms and conditions and such additional terms and conditions as the Committee shall determine are not inconsistent with the provisions of the Plan.

(i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee at the time each Option is granted; provided, however, that the purchase price per Share shall not be less than 100% of Fair Market Value on the date of grant, except in the case of Options that are granted in assumption of, or in substitution for, outstanding awards previously granted by (i) a company acquired by the Company or one or more of its Affiliates, or (ii) a company with which the Company or one or more of its Affiliates combines.

(ii) Time and Method of Exercise. Options shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee.

(iii) Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 6 shall be subject to the following:

(A) The full Exercise Price for Shares purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in subsection (C) below, payment may be made as soon as practicable after the exercise).

(B) The Exercise Price shall be payable in cash or by tendering Mature Shares (by either actual delivery of Mature Shares or by attestation, with such Shares valued at Fair Market Value as of the day of exercise), or in any combination thereof, as determined by the Committee.

(C) The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by authorizing a third party to sell Shares (or a sufficient portion of the Shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

(iv) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder.

(v) Dividend Equivalents. At the discretion of the Committee, Participants holding Options may be entitled to receive Dividend Equivalents with respect to dividends declared with respect to the Shares. Such Dividend Equivalents may be in the form of cash, Shares, Restricted Stock, or Restricted Stock Units, and may be subject to accrual, forfeiture, or payout restrictions as determined by the Committee in its sole discretion.

(vi) Substituting Stock Appreciation Rights. In the event the Company no longer uses APB Option 25 to account for equity compensation and is required to or elects to expense the cost of Options pursuant to FAS 123 (or a successor standard), the Committee shall have the ability to substitute, without receiving Participant permission, Stock Appreciation Rights paid only in Stock (or Stock Appreciation Rights paid in Stock or cash at the Committee’s discretion) for outstanding Options; provided, the terms of the substituted Stock SAR’s are the same as the terms for the Options and the difference between the Fair Market Value of the underlying Shares and the Grant

Price of the SAR’s is equivalent to the difference between the Fair Market Value of the underlying shares and the Option Price of the Options. If, in the opinion of the Company’s auditors, this provision creates adverse accounting consequences for the Company, it shall be considered null and void.

      (b) Stock Appreciation Rights. The Committee shall have authority to award Stock Appreciation Rights which shall consist of a right to receive the excess of the Fair Market Value over the Grant Price. Subject to the following conditions, a Stock Appreciation Right may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. A Stock Appreciation Right granted in tandem with or in addition to another Award may be granted either at the same time as such other Award or at a later time.

(i) Grant Price. The Grant Price of a Stock Appreciation Right shall be determined by the Committee; provided, however, that the Grant Price shall not be less than 100% of Fair Market Value on the date of grant or on the date of original grant of any related Award, except in case of Awards granted in assumption of, or in substitution for, outstanding awards previously granted by (i) a company acquired by the Company or one or more of its Affiliates, or (ii) a company with which the Company or one or more of its Affiliates combines.

(ii) Other Terms and Conditions. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

(iii) Dividend Equivalents. At the discretion of the Committee, Participants holding SARs may be entitled to receive Dividend Equivalents with respect to dividends declared with respect to Shares. Such Dividend Equivalents may be in the form of cash, Shares, Restricted Stock, or Restricted Stock Units, and may be subject to accrual, forfeiture, or payout restrictions as determined by the Committee in its sole discretion.
      (c) Restricted Stock and Restricted Stock Units. The Committee shall have authority to award Restricted Stock and Restricted Stock Units subject to such conditions, restrictions and contingencies as the Committee shall determine, including but not limited to the following terms and conditions.

(i) Dividends. Unless otherwise determined by the Committee, Restricted Stock Awards shall provide for the payment of dividends during the Restricted Period. Dividends paid on Restricted Stock may be paid directly to the Participant, may be subject to risk of forfeiture and/or transfer restrictions during any period established by the Committee, all as determined by the Committee in its discretion.

(ii) Registration. Any Restricted Stock may be evidenced in such manner, as the Committee shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the holder of Restricted Stock promptly after the applicable restrictions have lapsed or otherwise been satisfied.

(iii) Transfer Restrictions. During the applicable Restricted Period, Restricted Stock and/or Restricted Stock Units will be subject to the limitations on transfer as provided in Section 6(f)(iii).

(iv) Performance Based. The Committee may, subject to the terms of the Plan, establish at the time a Restricted Stock or Restricted Stock Unit Award is granted the Performance Period, the Performance Goals pursuant to which the restrictions on the Restricted Stock or Restricted Stock Unit Award will lapse and establish the schedule or schedules setting forth the portion of the Restricted Stock or Restricted Stock Unit Award which will be earned or forfeited based on the degree of achievement, or lack thereof, of the Performance Goals at the end of the relevant Performance Period. During any Performance Period, the Committee shall have authority to adjust the Performance Goals in such manner as the Committee, in its sole discretion, deems appropriate with respect to such Performance Period. Provided however, to the extent such adjustment affects Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

(v) Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Restricted Period. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

      (d) Performance Shares and Performance Units. The Committee shall have authority to grant Performance Shares and Performance Units and shall confer on the holder thereof compensation rights based upon the achievement of Performance Goals.

(i) Terms and Conditions. Subject to the terms of the Plan, the Committee shall establish at the time a Performance Share or Performance Unit is granted the Performance Period (which shall not be less than one year), the Performance Goals pursuant to which a Participant may earn and be entitled to a payment under such Performance Share or Performance Unit and establish the schedule or schedules setting forth the portion of the Performance Share or Performance Unit which will be earned or forfeited based on the degree of achievement, or lack thereof, of the Performance Goals at the end of the relevant Performance Period. During any Performance Period, the Committee shall have authority to adjust the Performance Goals in such manner as the Committee, in its sole discretion, deems appropriate with respect to such Performance Period. Provided however, to the extent such adjustment affects Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162 (m) for deductibility.

(ii) Payment of Awards. Performance Share and Performance Unit compensation payments may be paid in a lump sum or in installments, in cash, Shares or in any combination thereof, following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis.
      (e) Stock Compensation. The Committee shall have authority to make an Award in lieu of all or a portion of the cash compensation payable under any compensation program of the Company. The number and type of Shares to be distributed, as well as the terms and conditions of any such Awards, shall be determined by the Committee.
      (f) Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

(i) Value of Other Stock-Based Awards. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish Performance Goals in its discretion. If the Committee exercises its discretion to establish Performance Goals, the number and/or value of Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the Performance Goals are met.

(ii) Payment of Other Stock-Based Awards. Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.
      (g) General.

(i) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any

Affiliate. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(ii) Forms of Payment by Company Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments.

(iii) Limits on Transfer of Awards.

(A) Each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s guardian or legal representative or by a transferee receiving such Award pursuant to a qualified domestic relations order (a “QDRO”) as determined by the Committee.

(B) Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

(v) Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

(vi) Term of SAR. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of it grant.

(vii) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(vii) Consideration for Grants. Awards may be granted for no cash consideration or for such consideration as the Committee determines including, without limitation, such minimal cash consideration as may be required by applicable law.

(viii) Delivery of Mature Shares or other Securities and Payment by Participant of Consideration. No Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid is received by the Company pursuant to the Plan or the applicable Award Agreement. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, Mature Shares, other securities, other Awards or other property, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Shares or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to the Plan or the applicable Award Agreement to the Company.

SECTION 7.     Amendment and Termination.
      Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any shareholder, Participant, other holder or beneficiary of an Award, or other Person; provided that notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company no such amendment, alteration, suspension, discontinuation, or termination shall be made that would:

(i) increase the total number of Shares available for Awards under the Plan, except as provided in Section 4(d);

(ii) permit Awards encompassing rights to purchase Shares to be granted with per Share grant, exercise or purchase prices of less than the Fair Market Value of a Share on the date of grant thereof, except as otherwise permitted under Section 6;

(iii) permit a change in the class of employees eligible to receive Awards; or

(iv) materially increase the benefits accruing to Participants under the Plan.

Additionally, no amendment of the Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule; including, but not limited to, the Exchange Act, the Code, and, if applicable, the New York Stock Exchange Listed Company Manual/the Nasdaq issuer rules.

(b) Amendments to Awards. The Committee may amend any Award theretofore granted, provided no change in any Award shall reduce the benefit to Participant without the consent of such Participant. Notwithstanding the foregoing, the Committee is not authorized to reprice or cancel and reissue Options.

(c) Adjustment of Awards. The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(d)) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
SECTION 8.     Change of Control.
      (a) Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control and as of the date such Change of Control is determined to have occurred:

(i) Any Options and Stock Appreciation Rights outstanding as of the date of the Change of Control, and which are not then exercisable and vested, shall become fully exercisable and vested.

(ii) The restrictions applicable to any Restricted Stock or Restricted Stock Unit Award as of the date of the Change of Control which is not performance based shall lapse and such Restricted Stock or Restricted Stock Unit shall become free of all restrictions and become fully vested and transferable.

(iii) Except as otherwise set forth in a Participant’s Award Agreement, as of the date of the Change of Control, the restrictions applicable to any Performance Share or Performance Unit Award and any performance-based Restricted Stock or Restricted Stock Unit Award granted pursuant to Section 6(c)(iv) or Section 6(d) shall become free of all restrictions and become fully vested and transferable.

      (b) In addition to the Board’s authority set forth in Sections 7(c) and 8(a), in order to maintain the Participants’ rights in the event of any Change of Control, the Board, as constituted before such Change of Control, is hereby authorized, and has sole discretion, as to any Award, either at the time such Award is made hereunder or any time thereafter, to take any one or more of the following actions: (i) provide for the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable; (ii) make such adjustment to any such Award then outstanding as the Board deems appropriate to reflect such Change of Control; or (iii) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation after such Change of Control. The Board may, in its discretion, include such further provisions and limitations in any Award Agreement, as it may deem equitable and in the best interests of the Company.
      (c) A “Change of Control” shall be deemed to occur if:

(i) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section (c); or

(ii) individuals who, as of the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

(iii) consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially own, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

SECTION 9.     General Provisions.
      (a) No Rights to Awards. No Employee, Participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.
      (b) Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or any Affiliate, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by Participants who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act, or any successor Section thereto, or who are otherwise not subject to such Section. The Committee may engage or authorize the engagement of a third party administrator to carry out administrative functions under the Plan.
      (c) Tax Withholding. The Company or any Affiliate is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.
      (d) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements (subject to shareholder approval of such other arrangement, if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.
      (e) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.
      (f) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Texas and applicable Federal law.
      (g) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
      (h) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.
      (i) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.
      (j) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated.
      (k) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
      (l) Employees Based Outside of the United States. Without limiting in any way the generality of the Committee’s powers under this Plan, including but not limited to the power to specify any terms and conditions of an Award consistent with law, in order to comply with the laws in other countries in which the company operates or has Employees, the Committee, in its sole discretion, shall have the power and authority notwithstanding any provision of the Plan to the contrary, to:

(i) determine which Affiliates shall be covered by the Plan;

(ii) determine which Employees outside the United States are eligible to participate in the Plan;

(iii) modify the terms and conditions of any Award granted to Employees outside the United States to comply with applicable foreign laws;

(iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable, any subplans and modifications to Plan terms and procedures established under this Section 9(l) by the Committee shall be attached to this Plan document as appendices; and

(v) take any action, before or after an Award is made that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder and no Awards shall be granted that would violate the Exchange Act, the Code, any securities law, or governing statute or any applicable law.
SECTION 10.     Effective Date of the Plan.
      The Plan shall be effective as of the date of its approval by the Board, subject to its approval by the stockholders of the Company.
SECTION 11.     Term of the Plan.
      No Award shall be granted under the Plan ten years after approval by the Board. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, extend beyond such date.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ITEMS 1, 2 AND 3 AND “AGAINST” ITEM 4	Mark Here for Address Change or Comments	☐
Please See Reverse Side

The Board of Directors recommends a vote FOR Items 1, 2 and 3.									The Board of Directors recommends a vote AGAINST Item 4.
		FOR	WITHHELD FOR ALL	ITEM 2- APPROVAL OF AMENDED AND RESTATED 1999 STOCK INCENTIVE PLAN		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
ITEM 1-	ELECTION OF DIRECTORS	☐	☐			☐	☐	☐	ITEM 4-	STOCKHOLDER PROPOSAL-CORPORATE POLITICAL GIVING	☐	☐	☐
Nominees: 01 John R. Butler, Jr. 02 Preston M. Geren III 03 John R. Gordon
						FOR	AGAINST	ABSTAIN
				ITEM 3-	RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS	☐	☐	☐	Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.
Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)								WILL ATTEND
					If you plan to attend the Annual Meeting, please mark the WILL ATTEND box.			☐

Signature ________________________________ Signature ________________________________ Date ______________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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Internet and telephone voting is available through 11:59 PM Eastern Time
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Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/apc Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
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You can view the Annual Report and Proxy Statement
on the internet at www.anadarko.com

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
ANADARKO PETROLEUM CORPORATION

     The undersigned hereby appoints Robert J. Allison, Jr., James T. Hackett and Charlene A. Ripley, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Anadarko Petroleum Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held May 12, 2005 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ITEMS 1, 2 AND 3 AND “AGAINST” ITEM 4	Mark Here for Address Change or Comments	☐
Please See Reverse Side

The Board of Directors recommends a vote FOR Items 1, 2 and 3.									The Board of Directors recommends a vote AGAINST Item 4.
		FOR	WITHHELD FOR ALL	ITEM 2- APPROVAL OF AMENDED AND RESTATED 1999 STOCK INCENTIVE PLAN		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
ITEM 1-	ELECTION OF DIRECTORS	☐	☐			☐	☐	☐	ITEM 4-	STOCKHOLDER PROPOSAL-CORPORATE POLITICAL GIVING	☐	☐	☐
Nominees: 01 John R. Butler, Jr. 02 Preston M. Geren III 03 John R. Gordon
						FOR	AGAINST	ABSTAIN
				ITEM 3-	RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS	☐	☐	☐
Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)								WILL ATTEND
					If you plan to attend the Annual Meeting, please mark the WILL ATTEND box.			☐

Signature ________________________________ Signature ________________________________ Date ______________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Ù FOLD AND DETACH HERE Ù

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/apc-2 Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the internet at www.anadarko.com

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
ANADARKO PETROLEUM CORPORATION

     The undersigned hereby appoints Robert J. Allison, Jr., James T. Hackett and Charlene A. Ripley, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Anadarko Petroleum Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held May 12, 2005 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ITEMS 1, 2 AND 3 AND “AGAINST” ITEM 4	Mark Here for Address Change or Comments	☐
Please See Reverse Side

The Board of Directors recommends a vote FOR Items 1, 2 and 3.									The Board of Directors recommends a vote AGAINST Item 4.
		FOR	WITHHELD FOR ALL	ITEM 2- APPROVAL OF AMENDED AND RESTATED 1999 STOCK INCENTIVE PLAN		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
ITEM 1-	ELECTION OF DIRECTORS	☐	☐			☐	☐	☐	ITEM 4-	STOCKHOLDER PROPOSAL-CORPORATE POLITICAL GIVING	☐	☐	☐
Nominees: 01 John R. Butler, Jr. 02 Preston M. Geren III 03 John R. Gordon
						FOR	AGAINST	ABSTAIN
				ITEM 3-	RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS	☐	☐	☐
Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)								WILL ATTEND
					If you plan to attend the Annual Meeting, please mark the WILL ATTEND box.			☐

Signature ________________________________ Signature ________________________________ Date ______________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Ù FOLD AND DETACH HERE Ù

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/apc-2 Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the internet at www.anadarko.com

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
ANADARKO PETROLEUM CORPORATION

     The undersigned hereby appoints Robert J. Allison, Jr., James T. Hackett and Charlene A. Ripley, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Anadarko Petroleum Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held May 12, 2005 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù